Exhibit 4.1

Execution Version

SENIOR NOTES INDENTURE

Dated as of September 26, 2024

Among

CIMPRESS PLC,

THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

7.375% SENIOR NOTES DUE 2032

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Appendix A	Provisions Relating to Initial Notes and Additional Notes

Exhibit A	Form of Note
Exhibit B	Form of Institutional Accredited Investor Transferee Letter of Representation
Exhibit C	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

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SENIOR NOTES INDENTURE, dated as of September 26, 2024, among Cimpress plc, a public company with limited liability incorporated in Ireland (the “Company”), the Guarantors listed on the signature pages hereto and U.S. Bank Trust Company, National Association, as Trustee.

W I T N E S S E T H

WHEREAS, the Company has duly authorized the creation of an issue of $525,000,000 aggregate principal amount of 7.375% Senior Notes due 2032 (the “Initial Notes”); and

WHEREAS, the Company and each of the Guarantors have duly authorized the execution and delivery of this Indenture;

NOW, THEREFORE, the Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions.

“Acquired Debt” means, with respect to any specified Person, (1) Debt of any other Person or any of its Subsidiaries existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, (2) Debt assumed in connection with the acquisition of assets from such other Person, or (3) Debt secured by a Lien encumbering any assets acquired by such specified Person, in each case, whether or not Incurred by such specified Person in connection with, or in anticipation or contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of such specified Person. Acquired Debt shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such other Person becomes a Restricted Subsidiary and, with respect to clauses (2) and (3) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01, whether or not they bear the same CUSIP number and ISIN as the Initial Notes.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means, with respect to a Note on any date of redemption, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such Note on September 15, 2027 (such redemption price being described under Section 3.07), plus (ii) all required interest payments due on such Note through September 15, 2027 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the then outstanding principal amount of such Note.

The Applicable Premium shall be calculated by the Company, and the Trustee shall have no duty to calculate or verify such calculation or any component thereof.

“Asset Acquisition” means:

(1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary; or

(2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business and consistent with past practices.

“Asset Sale” means any direct or indirect transfer, conveyance, issuance, sale, lease (other than an operating lease entered into in the ordinary course of business) or other disposition (including, without limitation, dispositions pursuant to any merger, amalgamation, consolidation or other reorganization) by the Company or any of its Restricted Subsidiaries to any Person in any single transaction or series of related transactions of:

(1) Capital Interests in another Person (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law); or

(2) any other property or assets;

provided, however, that the term “Asset Sale” shall exclude:

(a) any transfer, conveyance, sale, lease or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, that is permitted by Section 5.01;

(b) any transfer, conveyance, sale, lease or other disposition of property or assets having a Fair Market Value not exceeding the greater of (x) $50.0 million and (y) 2.5% of Consolidated Total Assets of the Company and its Restricted Subsidiaries at the time of such transfer, conveyance, sale, lease or other disposition;

(c) sales or other dispositions of cash or Eligible Cash Equivalents in the ordinary course of business;

(d) any sale of Capital Interests in, or Debt or other securities of, an Unrestricted Subsidiary;

(e) the sale and leaseback of any assets within 90 days of the acquisition thereof;

(f) the disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries;

(g) for purposes of Section 4.16 only, the making of a Permitted Investment or Restricted Payment (other than a Permitted Investment or Restricted Payment to the extent such transaction results in the contemporaneous receipt of cash or Cash Equivalents by the Company or its Restricted Subsidiaries) or a disposition that is permitted pursuant to Section 4.08;

(h) any trade-in of equipment in exchange for other equipment; provided that in the good faith judgment of the Company, the Company or such Restricted Subsidiary receives equipment having a Fair Market Value equal to or greater than the equipment being traded in;

(i) the concurrent purchase and sale or exchange of Related Business Assets between the Company or any of its Restricted Subsidiaries, on the one hand, and another Person, on the other hand, to the extent that the Related Business Assets received by the Company or its Restricted Subsidiaries are of equivalent or better Fair Market Value than the Related Business Assets transferred;

(j) the creation of a Permitted Lien (but not the sale or other disposition of the property subject to such Lien);

(k) leases or subleases in the ordinary course of business to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries and otherwise in accordance with the provisions of this Indenture;

(l) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary (other than a Receivable Subsidiary);

(m) dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business and consistent with past practice;

(n) licensing or sublicensing of intellectual property or other general intangibles in the ordinary course of business;

(o) any transfer, conveyance, sale or other disposition of property or assets consisting of auction rate securities;

(p) any transfer of accounts receivable or related assets, or a fractional undivided interest therein, by a Receivable Subsidiary in a Qualified Receivables Transaction;

(q) any sales of accounts receivable or related assets, directly or indirectly, to a Receivable Subsidiary pursuant to a Qualified Receivables Transaction;

(r) foreclosures on assets to the extent it would not otherwise result in a Default or Event of Default;

(s) a disposition of inventory in the ordinary course of business;

(t) any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(u) the unwinding of any Hedging Obligation or Swap Contract; or

(v) an issuance of Capital Interests by a Restricted Subsidiary to a joint venture partner in connection with the formation of a joint venture in consideration for the substantially concurrent contribution of property or assets to such Restricted Subsidiary, which property or assets have a Fair Market Value that is at least equal to the Fair Market Value of such Capital Interests.

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been or may, at the option of the lessor, be extended), determined in accordance with GAAP; provided, however, that if such Sale and Leaseback Transaction results in a Financing Lease Obligation, the amount of Debt represented thereby will be determined in accordance with the definition of “Financing Lease Obligation.”

“Average Life” means, as of any date of determination, with respect to any Debt or Preferred Interests, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (b) the amount of such principal payment of such Debt or redemption or similar payment with respect to such Preferred Interests by (2) the sum of all such principal payments.

“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

“beneficial ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, and “beneficial owner” has a corresponding meaning.

“Board of Directors” means, (1) with respect to the Company, its supervisory board, management board or any duly authorized committee thereof, as applicable, and (2) with respect to any Restricted Subsidiary, its management board or board of directors (or the substantial equivalent if such entity is not a corporation) or any duly authorized committee thereof, as applicable.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Bond Hedge Transaction” has the meaning set forth in the definition of “Permitted Call Spread Swap Contracts.”

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights, warrants or options (including any Permitted Call Spread Swap Contract) to acquire an equity interest in such Person, but excluding any Debt securities convertible or exchangeable into an equity interest.

“Change of Control” means:

(1) the consummation of any transaction (including, without limitation, any merger, amalgamation or consolidation), the result of which is that any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent entities (or their successors by merger, amalgamation consolidation or purchase of all or substantially all of their assets);

(2) the direct or indirect sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act).

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control solely as a result of the Company becoming a direct or indirect wholly owned Subsidiary of a holding company if (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Company immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both (a) a Change of Control and (b) a Ratings Event.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to Capital Interests of any other class in such Person.

“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor to its obligations under this Indenture and the Notes pursuant to Article 5.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1) increased (without duplication) by the following items to the extent reflected as a charge in the statement of (or, in the case of clauses (f) and (g) below, not included in the calculation of) such Consolidated Net Income:

(a)	Consolidated Interest Expense;

(b)	expense for income taxes paid or accrued;

(c)	consolidated depreciation and amortization expense;

(d)	non-cash charges, expenses, losses or impairments, including stock-based compensation established during such period from time to time;

(e)

any fees, charges, costs or expenses incurred during such period in connection with any Investment (including any Asset Acquisition), Asset Sale or other disposition, issuance of Debt or Capital Interests, or amendment, modification, repayment or refinancing of any debt instrument, in each case permitted under this Indenture, including (i) any such transactions undertaken but not completed and any transactions consummated prior to the Issue Date and (ii) any financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees;

(f)

restructuring and similar charges, accruals, reserves, severance, relocation costs, integration and facilities opening costs and other business optimization expenses, signing costs, retention or completion bonuses, transition costs, costs related to closure/consolidation of facilities and curtailments or modifications to pension and post-retirement employee benefit plans; provided that, with respect to any Four Quarter Period, the aggregate amount added back in the calculation of Consolidated EBITDA for such Four Quarter Period pursuant to this clause (f), together with any amounts added back pursuant to clause (g) below, shall not exceed an amount equal to 20.0% of the Consolidated EBITDA of the Company and its Restricted Subsidiaries for such period (calculated without giving effect to this clause (f) and clause (g) below (the “Shared EBITDA Cap”);

(g)

(A) the amount of pro forma “run-rate” cost savings, operating expense reductions and cost synergies projected to be realized as a result of actions taken or are expected to be taken, in each case, that are reasonably identifiable, factually supportable and projected by the Company in good faith to be realized as a result of Asset Acquisitions, Asset Sales or other dispositions, cost savings or business optimization initiatives or other similar transactions or initiatives taken before, on or after the Issue Date, in each case to the extent not prohibited by this Indenture (collectively, “Initiatives”) (calculated on a pro forma basis as though such cost savings, operating expense reductions, and cost synergies had been realized on the first day of the relevant Four Quarter Period), net of the amount of actual benefits realized in respect thereof, or (B) the amount of pro forma “run-rate” cost savings, operating expense reductions and cost synergies actually implemented by the Company or related to an Asset Acquisition determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the Staff of the Commission (or any successor agency); provided that (i) actions in respect of such cost-savings, operating expense reductions, and synergies have been, or will be, taken within 18 months of the applicable Initiative, (ii) no cost savings, operating expense reductions or synergies shall be added pursuant to this clause (g) to the extent duplicative of any expenses or charges otherwise added to (or excluded from) Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such Four Quarter Period, (iii) projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (g) to the extent occurring more than six full fiscal quarters after the applicable Initiative, and (iv) with respect to any Four Quarter Period, the aggregate amount added back in the calculation of Consolidated EBITDA for such Four Quarter Period pursuant to this clause (g) (other than adjustments described in subclause (g)(B)), together with any amounts added back pursuant to clause (f) above, shall not exceed the Shared EBITDA Cap; and

(h)

fees and expenses directly incurred or paid by the Company in connection with (i) the offering and sale of the Notes on the Issue Date, (ii) the redemption of all of the Company’s Existing Notes and the satisfaction and discharge of the indenture governing the Existing Notes and (iii) entering into Amendment No. 3 to the Senior Credit Facilities, to be dated on or around the Issue Date;

(2) decreased (without duplication) by the following items to the extent increasing such Consolidated Net Income:

(a) income tax credits (to the extent not netted from income tax expense);

(b) net unrealized gains on Hedging Obligations or Swap Contracts that have a tenor of greater than 31 days and were entered into to hedge or mitigate risks to which such Person or any of its Restricted Subsidiaries has actual or reasonably anticipated exposure; and

(c) any cash payments made during such period in respect of items described in clause (1)(d) above subsequent to the period in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income (unless such cash payments are (i) permitted to be added back to Consolidated EBITDA pursuant to clauses (1)(f) and (1)(g) above during such period or (ii) made in relation to earn-out obligations for acquisitions, all as determined on a consolidated basis).

Except as otherwise specifically noted herein, references to Consolidated EBITDA reference the Consolidated EBITDA (a) of the Company and its Restricted Subsidiaries (b) for the most recent four full fiscal quarters, treated as one period, for which internal financial statements are available immediately preceding the date of the transaction giving rise to the need to calculate Consolidated EBITDA.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of (1) the aggregate amount of Consolidated EBITDA of such Person for the most recent four full fiscal quarters, treated as one period, for which internal financial statements are available immediately preceding the date of the transaction (the “Transaction Date”) (such four full fiscal quarter period being referred to herein as the “Four Quarter Period”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio to (2) the aggregate amount of Consolidated Fixed Charges of such Person for such Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation, to any Asset Sales or other dispositions or Asset Acquisitions, investments, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) occurring during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the Incurrence or assumption of any such Acquired Debt and the accrual of any Consolidated EBITDA attributable to the assets that are the subject of such Asset Sale or other disposition or Asset Acquisition), investment, merger, amalgamation, consolidation or disposed operation occurred on the first day of such Four Quarter Period. For purposes of this definition, whenever pro forma effect is to be given to a transaction or a calculation is to be made on a pro forma basis, the pro forma calculations shall be made in the good faith determination of a responsible financial or accounting officer of the Company; provided that any cost savings, operating expense reductions and synergies shall be reasonably identifiable, factually supportable and attributable to the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio.

Furthermore, in calculating this “Consolidated Fixed Charge Coverage Ratio”:

(1) if the Company or any Restricted Subsidiary has Incurred any Debt since the beginning of the applicable Four Quarter Period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio includes an Incurrence of Debt, Consolidated EBITDA and Consolidated Interest Expense for such Four Quarter Period will be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Incurred on the first day of such Four Quarter Period and the discharge of any other Debt repaid, repurchased, redeemed, retired, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such Four Quarter Period;

(2) if the Company or any Restricted Subsidiary has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Debt since the beginning of the Four Quarter Period that is no longer outstanding on such Transaction Date or if the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio includes a discharge of Debt (in each case, other than Debt Incurred under any revolving Debt Facility unless such Debt has been permanently repaid and the related commitment terminated and not replaced), Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of Debt, including with the proceeds of such new Debt, as if such discharge had occurred on the first day of such Four Quarter Period;

(3) subject to clause (2) above, the amount of Debt under any revolving Debt Facility outstanding on the Transaction Date (other than any Debt Incurred under such revolving facility in connection with the transaction giving rise to calculate the Consolidated Fixed Charge Coverage Ratio) will be deemed to be: (A) the average daily balance of such Debt during such Four Quarter Period or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such Four Quarter Period, the average daily balance of such Debt during the period from the date of creation of such facility to the date of such determination;

(4) interest on a Financing Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Financing Lease Obligation in accordance with GAAP;

(5) if any Debt to which pro forma effect is being given bears a floating rate of interest, the interest expense on such Debt will be calculated as if the rate in effect on the Transaction Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Debt if such Hedging Obligation has a remaining term as at the Transaction Date in excess of 12 months); and

(6) if interest on any Debt actually Incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person and such Guarantee or the Debt subject thereto is not otherwise included in the calculation of Consolidated Fixed Charges, the calculation of the Consolidated Fixed Charge Coverage Ratio shall give effect to the Incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly Incurred or otherwise assumed such Guaranteed Debt and as if such Guarantee occurred on the first day of the Four Quarter Period.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:

(1) Consolidated Interest Expense; and

(2) the product of (a) all dividends and other distributions paid or accrued during such period in respect of Redeemable Capital Interests of such Person and its Restricted Subsidiaries or on Preferred Interests of Non-Guarantor Subsidiaries (other than dividends paid in Qualified Capital Interests), in each case payable to a party other than the Company or a wholly owned Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) the total interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation or duplication:

(a) any amortization of debt discount and debt issuance costs; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(b) the net cost under any Hedging Obligation or Swap Contract in respect of interest rate protection (including any amortization of discounts);

(c) the interest portion of any deferred payment obligation;

(d) all commissions, discounts and other fees and charges owed with respect to financing activities or similar activities, including with respect to any Qualified Receivables Financing; and

(e) all accrued interest;

(2) (a) the interest component of Financing Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP and (b) the interest portion of rent expense associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a financing lease in accordance with GAAP; and

(3) all capitalized interest of such Person and its Restricted Subsidiaries for such period;

provided, however, that Consolidated Interest Expense will exclude (a) the amortization of deferred financing fees, and (b) any expensing of interim loan commitment and other interim financing fees (provided, however, that any such fees will increase Consolidated Interest Expense in future periods to the extent that such fees become permanent as a result of the contemplated financing transaction not being consummated or otherwise).

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income on an after-tax basis:

(1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except that:

(a) the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b) the Company’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary to or on account of such Person;

(2) solely for the purpose of determining the Available Restricted Payments Amount, any net income (but not loss) of any Restricted Subsidiary (other than a Guarantor) if such Restricted Subsidiary is subject to prior government approval or other restrictions due to the operation of its charter or any agreement, instrument, judgment, decree, order statute, rule or government regulation (which have not been waived), directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a) the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b) the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3) any extraordinary, unusual or non-recurring expenses, losses or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, expenses, losses or gains on the sales of assets outside of the ordinary course of business);

(4) the losses, charges, expenses or gains attributable to asset dispositions or the sale or other disposition of any Capital Interests of any other Person other than in the ordinary course of business as determined in good faith by a financial officer of the Company; and

(5) the losses, charges, expenses or gains attributable to the early extinguishment of or conversion of Debt, hedge agreements or other derivative instruments (including deferred financing expenses written off and premiums paid).

“Consolidated Total Assets” of any Person means the aggregate amount of assets of such Person and its Restricted Subsidiaries, as set forth on the most recent quarterly or annual (as the case may be) consolidated balance sheet (prior to the relevant date of determination) of such Person and its Restricted Subsidiaries in accordance with GAAP.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.01 or such other address as to which the Trustee may give notice to the Holders and the Company.

“Cross-Default Reference Obligation” has the meaning set forth in the definition of “Permitted Convertible Notes.”

“Custodian” means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

“Debt” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, the following:

(1) all indebtedness of such Person for money borrowed or for the deferred purchase price of property or assets, excluding any trade payables or other current liabilities Incurred in the normal course of business;

(2) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments;

(3) the principal component of all obligations in respect of letters of credit, bankers’ acceptances or similar instruments issued for the account of such Person (including any reimbursement obligations with respect thereto), but excluding any such obligations in respect of letters of credit, bankers’ acceptances or similar instruments (including any reimbursement obligations with respect thereto) issued in respect of obligations incurred in the ordinary course of business that do not constitute Debt and that are not drawn upon or, if drawn upon, are satisfied within 30 days of incurrence;

(4) all indebtedness created or arising under any conditional sale or other title retention agreement (other than operating leases) with respect to property or assets acquired by such Person;

(5) all Financing Lease Obligations of such Person;

(6) the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Redeemable Capital Interests or, with respect to any Non-Guarantor Subsidiary, any Preferred Interests (but excluding, in each case, any accrued dividends);

(7) any Swap Contracts and Hedging Obligations of such Person at the time of determination;

(8) Attributable Debt with respect to any Sale and Leaseback Transaction to which such Person is a party;

(9) all obligations of the types referred to in clauses (1) through (8) of this definition of another Person, the payment of which, in either case, (a) such Person has Guaranteed or (b) is secured by (or the holder of such Debt or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt; and

(10) to the extent not otherwise included in this definition, the Receivables Transaction Amount outstanding relating to a Qualified Receivables Transaction.

For purposes of the foregoing: (a) the maximum mandatory repurchase price of any Redeemable Capital Interests or Preferred Interests that do not have a mandatory repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests or Preferred Interests as if such Redeemable Capital Interests or Preferred Interests were repurchased on any date on which Debt shall be required to be determined pursuant to this Indenture; provided, however, that, if such Redeemable Capital Interests or Preferred Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests or Preferred Interests; (b) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP; (c) the amount of any Debt described in clause (7) is the net amount payable (after giving effect to permitted set off) if such Swap Contracts or Hedging Obligations are terminated at that time due to default of such Person; (d) the amount of any Debt described in clause (9)(a) above shall be the stated or determinable amount of or, if not stated or if indeterminable, the maximum reasonably anticipated liability under any such Guarantee and (e) the amount of any Debt described in clause (9)(b) above shall be the lesser of (i) the maximum amount of the obligations so secured and (ii) the Fair Market Value of such property or other assets.

Notwithstanding the foregoing, (1) in connection with the purchase by the Company or any Restricted Subsidiary of any business or assets, the term “Debt” will exclude (a) customary indemnification or contribution obligations, (b) post-closing payment adjustments (including earn-out obligations) to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter, (c) post-closing payment adjustments (including earn-out obligations) due and payable solely in Common Interests and (d) any deferred payment that such Person has the option to pay in Common Interests until such deferred payment becomes due and payable in cash, (2) the term “Debt” will exclude debt that has been defeased, satisfied and discharged, repaid, retired, repurchased or redeemed in accordance with its terms; provided that funds in an amount equal to all such Debt (including interest, premium and any other amounts required to be paid to the holders thereof in order to give effect to such defeasance, satisfaction and discharge, repayment, retirement, repurchase or redemption) have been irrevocably deposited with a trustee for the benefit of the relevant holders of such Debt, (3) the term “Debt” will exclude obligations in respect of surety, appeal or performance bonds issued in respect of obligations incurred in the ordinary course of business that do not constitute Debt and that are not paid upon or, if paid upon, are satisfied within 30 days of incurrence, (4) the term “Debt” will exclude any portion of the deferred purchase price of property or assets that is due and payable solely in Common Interests and (5) the term “Debt” will exclude Permitted Call Spread Swap Contracts and any obligations thereunder.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations and Guarantees as described above and, only upon the occurrence of the contingency giving rise to the obligations, the maximum reasonably anticipated liability of any contingent obligations (other than Guarantees) at such date. If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the amount of Debt of such Person shall give effect to the Incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly Incurred or otherwise assumed such Guaranteed Debt.

“Debt Facilities” means one or more debt facilities (including, without limitation, the Senior Credit Facilities) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities) in whole or in part from time to time (and whether or not with the original administrative agent, lenders or trustee or another administrative agent or agents, other lenders or trustee and whether provided under the original Senior Credit Facilities or any other credit or other agreement or indenture).

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if such Note is a Transfer Restricted Note) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration, including Related Business Assets and Capital Interests in a Restricted Subsidiary, received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation less the amount of cash or Eligible Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“DTC” means The Depository Trust Company.

“Dutch Party” means any Guarantor that is organized under the laws of the Netherlands or otherwise resident for tax purposes in the Netherlands.

“Eligible Cash Equivalents” means any of the following Investments: (1) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than two years after the date of acquisition; (2) time deposits in and certificates of deposit of any bank or trust company the senior Debt of which is rated at least “A-2” by Moody’s or at least “A” by S&P or that are guaranteed by the Federal Deposit Insurance Corporation; provided that such Investments have a maturity date not more than two years after date of acquisition; (3) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (1) above; (4) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof; provided that such Investments mature, or are subject to tender at the option of the holder thereof, within two years after the date of acquisition and, at the time of acquisition, have a rating of at least “A” from S&P or “A-2” from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (5) commercial paper of any Person other than an Affiliate of the Company and other than structured investment vehicles; provided that such Investments are rated at least “P-1” by Moody’s or at least “A-1” by S&P and mature within 180 days after the date of acquisition; (6) overnight and demand deposits in and bankers’ acceptances of any bank or trust company; (7) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (1) through (6) or that are rated “AAA” by either S&P or Moody’s; (8) Investments equivalent to those referred to in clauses (1) through (7) above or funds equivalent to those referred to in clause (7) above denominated in U.S. dollars or any foreign currency issued by a foreign issuer or bank comparable in credit quality and tender to those referred to in such clauses and customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by the Company or any Restricted Subsidiary; and (9) notes, bonds and debentures issued by Persons with a rating of “A” or higher by S&P or “A2” or higher by Moody’s maturing not more than two years after the date of acquisition.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Existing Notes” means the Company’s 7.0% Senior Notes due 2026.

“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof as determined in good faith by the Company.

“Financing Lease Obligation” means any obligation of a Person under a lease that is required to be classified and accounted for as a financing lease (and not, for the avoidance of doubt, as an operating lease) on the balance sheet of such lessee for financial reporting purposes in accordance with GAAP prior to the adoption of Accounting Standards Update No. 2016-02, Leases (Topic 842) by the Financial Accounting Standards Board. The amount of Debt represented by such obligation shall be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP. The Stated Maturity of such Debt shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The Stated Maturity of any such financing lease shall be the date of the last payment of rent or any other amount due under the related lease.

“Four Quarter Period” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“GAAP” means generally accepted accounting principles in the United States, consistently applied, which are in effect from time to time; provided that if (1) the Company elects to eliminate the effect of any change occurring after the Issue Date in GAAP or in the application thereof on the operation of any provision, or (2) the Company elects to disregard any change in GAAP after the Issue Date in calculating its financial baskets, thresholds and ratios hereunder, regardless of whether any such notice described in clause (1) or (2) above, as applicable, is given before or after such change in GAAP or in the application thereof, then (in the case of clauses (1) and (2)), such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective, or such change in GAAP shall be disregarded in calculating the Company’s financial baskets, thresholds and ratios hereunder, as applicable, in each case until such notice shall have been withdrawn. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition (i) will not be treated as an Incurrence of Indebtedness, the making of any Restricted Payment or Investment or the taking of any other action and (ii) will not have the effect of rendering invalid (or causing a Default or an Event of Default as a result of) any transaction made prior to the date of such election pursuant to this Indenture if such transaction was valid under this Indenture on the date made, Incurred or taken, as the case may be.

“Government Securities” means securities that are (1) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Guarantee” means, as applied to any Debt of another Person, (1) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt, (2) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (3) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment (or payment of damages in the event of non-payment) of all or any part of such Debt of another Person (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing); provided that any pledge of Capital Interests of a Guarantor to secure Obligations under the Senior Credit Facilities by a Restricted Subsidiary of the Company that owns no material assets other than the Capital Interests of such Guarantor shall not constitute a “Guarantee” so long as such Restricted Subsidiary does not otherwise guarantee the Senior Credit Facilities.

“Guarantor” means each Restricted Subsidiary that provides a Note Guarantee on the Issue Date and any other Restricted Subsidiary that provides a Note Guarantee after the Issue Date; provided that, upon release or discharge of such Restricted Subsidiary from its Note Guarantee in accordance with this Indenture, such Restricted Subsidiary shall cease to be a Guarantor.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate agreement, currency agreement or commodity agreement.

“Holder” means a Person in whose name a Note is registered in the Note Register.

“Incur” means, with respect to any Debt of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or the recording, as required pursuant to GAAP or other applicable accounting standards, of any such Debt on the balance sheet of such Person; provided, however, that any Debt or Capital Interests of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. “Incurrence” and “Incurred” shall have meanings that correspond to the foregoing. In addition, the following shall not be deemed a separate Incurrence of Debt:

(1) amortization of debt discount or accretion of principal with respect to a non-interest bearing or other discount security;

(2) the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms;

(3) the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt; and

(4) unrealized losses or charges in respect of Hedging Obligations.

“Indenture” means this Senior Notes Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Permitted Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Initial Notes” has the meaning set forth in the recitals hereto.

“interest” with respect to the Notes means interest with respect thereto.

“Interest Payment Date” means March 15 and September 15 of each year to the Stated Maturity of the Notes.

“Investment” by any Person means any direct or indirect loan, advance, guarantee for the benefit of (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (1) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another Person, (2) the purchase, acquisition or Guarantee of the Debt of another Person, and (3) the purchase or acquisition of a line of business of or all or substantially all of the assets of another Person, but shall exclude: (a) accounts receivable and other extensions of trade credit in accordance with the Company’s customary practices; (b) the acquisition of property and assets from suppliers and other vendors in the normal course of business; and (c) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the normal course of business.

“Investment Grade Rating” designates a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such ratings by S&P or Moody’s. In the event that the Company shall select any other Rating Agency as provided under the definition of the term “Rating Agencies,” the equivalent of such ratings by such Rating Agency shall be used.

“Issue Date” means September 26, 2024.

“Italian Civil Code” means the Italian civil code, enacted by Royal Decree No. 262 of 16 March 1942, as subsequently amended and supplemented.

“Italian Guarantor” means Pixartprinting S.p.A, which is organized under the laws of Italy, and any other Guarantor that provides a Note Guarantee under this Indenture after the Issue Date that is organized under the laws of Italy.

“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment or conveyance for security purposes, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance or other security agreement or arrangement of any kind or nature whatsoever on or with respect to such property or other asset, whether or not filed, recorded or otherwise perfected under applicable law, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof or Sale and Leaseback Transaction, any option or other agreement to sell or give a security interest in and any authorized filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Transaction” means (a) any acquisition (whether by purchase, merger, amalgamation, consolidation or otherwise) or similar Investment, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing, (b) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Debt requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment or (c) any dividend or distribution on, or redemption of, Capital Interests of the Company requiring irrevocable notice in advance thereof.

“Limited Guarantee” means a Note Guarantee by a Person organized in Switzerland, Germany or Italy or any other jurisdiction (except the United States, the Netherlands, Australia, Bermuda, Canada, the United Kingdom, Ireland or Jamaica), the amount of which is limited pursuant to the terms of such Note Guarantee in order to comply with the applicable requirements of law (but excluding any laws relating to fraudulent conveyance or fraudulent transfer, abuse of corporate assets or similar laws affecting the rights of creditors generally, including laws relating to the liability of directors and managers) in the jurisdiction of organization of the applicable Person with respect to the enforceability of such Note Guarantee.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its rating agency business.

“Net Available Cash” means, with respect to Asset Sales of any Person, cash and Eligible Cash Equivalents received, net of:

(1) all reasonable out-of-pocket costs and expenses of such Person Incurred in connection with such a sale, including, without limitation, all legal, accounting, title and recording tax expenses, commissions, brokerage fees, investment banker fees, consultant fees and other fees and expenses Incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP (whether or not such taxes will actually be paid or payable and after taking into account any available tax credit or deductions and any tax sharing arrangements) by such Person;

(2) all payments made by such Person on any Debt that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets that must, by the terms of such Lien or such Debt, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Company or a Restricted Subsidiary thereof) in connection with such Asset Sale;

(3) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve in accordance with GAAP against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and

(4) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction;

provided, however, that (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Available Cash) is required by (i) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (ii) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to such Person from escrow or otherwise, and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Available Cash only at such time as it is so converted.

“Net Cash Proceeds,” with respect to any issuance or sale of Qualified Capital Interests, means the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Leverage Ratio” means, with respect to any Person as of any date of determination, the ratio of (x) (i) the total consolidated Debt of such Person and its Restricted Subsidiaries (excluding any Hedging Obligations and Swap Contracts that are Incurred in the ordinary course of business (and not for speculative purposes)), less (ii) any unrestricted cash and Eligible Cash Equivalents of such Person and its Restricted Subsidiaries as determined on a consolidated basis in accordance with GAAP, as of the end of the most recent Four Quarter Period for which internal financial statements are available, to (y) the Consolidated EBITDA of such Person for the most recent Four Quarter Period for which internal financial statements are available, in each case with such pro forma adjustments to the amount of consolidated Debt, unrestricted cash, Eligible Cash Equivalents and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio”; provided, however, that, with respect to the aggregate amount of all unrestricted cash and Eligible Cash Equivalents to be “netted” for purposes of clause (x)(ii) hereunder, to the extent such amount is less than $25.0 million, such amount shall be deemed to equal $0.

“Net Worth” means the total value of the “Patrimonio Netto” of each Italian Guarantor calculated in accordance with article 2424 of the Italian Civil Code and the relevant accounting principles.

“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Guarantor.

“Non-Recourse Debt” means Debt of a Person:

(1) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Debt) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or any Restricted Subsidiary to declare a default under such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3) the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries, except that Standard Securitization Undertakings shall not be considered recourse.

“Non-Recourse Receivable Subsidiary Debt” has the meaning set forth in the definition of “Receivable Subsidiary.”

“Note Guarantee” means, individually, any Guarantee of payment of the Notes and the Company’s other Obligations under this Indenture by a Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.

“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall include any Additional Notes that may be issued under a supplemental indenture in accordance with the terms hereof and Notes issued upon transfer, replacement or exchange of Notes in accordance with the terms hereof.

“Obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and Guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt (including, for avoidance of doubt, this Indenture).

“Offer” has the meaning set forth in the definition of “Offer to Purchase.”

“Offer to Purchase” means a written offer (the “Offer”) sent by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, electronically (in the case of Global Notes) or by first class mail, postage prepaid, to each Holder at such Holder’s address appearing in the Note Register on the date of the Offer (in the case of Definitive Notes), offering to purchase up to the aggregate principal amount of Notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Purchase Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date such Offer was sent (or, if such Offer is conditioned upon the occurrence of a Change of Control Triggering Event, not more than 60 days after the date of such Change of Control Triggering Event) and a settlement date (the “Purchase Date”) for purchase of Notes within five Business Days after the Purchase Expiration Date. The Company shall notify the Trustee in writing at least 15 days (or such shorter period as is acceptable to the Trustee) prior to sending the Offer of the Company’s obligation to make an Offer to Purchase. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

(1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

(2) the Purchase Expiration Date and the Purchase Date;

(3) the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to Indenture covenants requiring the Offer to Purchase) (the “Purchase Amount”);

(4) the purchase price to be paid by the Company for each $1,000 principal amount of Notes accepted for payment (as specified pursuant to this Indenture) (the “Purchase Price”);

(5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in a minimum amount of $150,000 principal amount (and integral multiples of $1,000 in excess thereof);

(6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase, if applicable;

(7) that, unless the Company defaults in making such purchase, any Note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest on and after the Purchase Date, but that any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue interest at the same rate;

(8) that, on the Purchase Date, the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase;

(9) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note or cause such Note to be surrendered at the place or places set forth in the Offer (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) (or, in the case of Global Notes, tender such Notes accordance with the Applicable Procedures of the Depositary), in each case, prior to the close of business on the Purchase Expiration Date;

(10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Purchase Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of such Holder’s tendered Notes (or, in the case of Global Notes, a notice of withdrawal is delivered in accordance with the Applicable Procedures of the Depositary);

(11) that (a) if Notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes having an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $150,000 principal amount or integral multiples of $1,000 in excess thereof shall be purchased);

(12) that, if any Note was purchased only in part, (a) in the case of Global Notes, appropriate adjustments to the amount and beneficial interests in a global Note will be made, and (b) in the case of Definitive Notes, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of a Definitive Note without service charge, a new Definitive Note or Notes in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Definitive Notes so tendered; provided that each new Definitive Note shall only be issued in denominations of $150,000 principal amount and integral multiples of $1,000 in excess thereof; and

(13) if such Offer is subject to the satisfaction of one or more conditions precedent (including the occurrence of a Change of Control Triggering Event or Asset Sale) the Offer shall describe each such condition, and if applicable, shall state that, in the Company’s sole discretion, the Purchase Date may be delayed until such time (including more than 60 days after the date of the applicable notice) as any or all such conditions shall be satisfied or waived by the Company in its sole discretion, or such purchase may not occur and such Offer may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Purchase Date, or by the Purchase Date as so delayed.

“Offering Circular” means the offering circular dated September 12, 2024 related to the offer and sale of the Initial Notes.

“Officer” means, with respect to the Company or any Guarantor, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Managing Director, Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company or such Guarantor, as applicable, or, in the event that the Company or any Guarantor is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Company or such Guarantor, as applicable.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company and provided to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

“Parent” has the meaning set forth in the definition of “Subsidiary.”

“Permitted Business” means any business that is similar in nature to any business conducted by the Company and its Restricted Subsidiaries on the Issue Date and any business reasonably ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the business conducted by the Company and its Restricted Subsidiaries on the Issue Date, in each case, as determined in good faith by the Company.

“Permitted Call Spread Swap Contracts” means (a) any Swap Contract (including, but not limited to, any bond hedge transaction or capped call transaction) pursuant to which the Company acquires an option requiring the counterparty thereto to deliver to the Company shares of common stock of the Company (or other securities or property following a merger event or other change of the common stock of the Company), the cash value thereof or a combination thereof from time to time upon exercise of such option entered into by the Company in connection with the issuance of Permitted Convertible Notes (such transaction, a “Bond Hedge Transaction”) and (b) any Swap Contract pursuant to which the Company issues to the counterparty thereto warrants to acquire common stock of the Company (or other securities or property following a merger event or other change of the common stock of the Company) (whether such warrant is settled in shares, cash or a combination thereof) entered into by the Company in connection with the issuance of Permitted Convertible Notes (such transaction, a “Warrant Transaction”); provided that (i) the terms, conditions and covenants of each such Swap Contract shall be such as are customary for such agreements of such type (as determined by the Board of Directors of the Company, or a committee thereof, in good faith), (ii) the purchase price for such Bond Hedge Transaction, less the proceeds received by the Company from the sale of any related Warrant Transaction, does not exceed the net proceeds received by the Company from the issuance of the related Permitted Convertible Notes and (iii) in the case of clause (b) above, such Swap Contract would be classified as an equity instrument in accordance with GAAP.

“Permitted Convertible Notes” means any unsecured notes issued by the Company in accordance with Section 4.09 that are convertible into a fixed number (subject to customary anti-dilution adjustments, “make-whole” increases and other customary changes thereto) of shares of common stock of the Company (or other securities or property following a merger event or other change of the common stock of the Company), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such common stock or such other securities); provided that the Debt thereunder must satisfy each of the following conditions: (i) both immediately prior to and after giving effect (including pro forma effect) thereto, no Default or Event of Default shall exist or result therefrom, (ii) such Debt matures after, and does not require any scheduled amortization or other scheduled or otherwise required payments of principal prior to the date that is six months after September 15, 2032 (it being understood that neither (x) any provision requiring an offer to purchase such Debt as a result of change of control or other fundamental change (which change of control or other fundamental change, for the avoidance of doubt, constitutes a “Change of Control” under this Indenture), which purchase is settled on a date no earlier than the date 20 Business Days following the occurrence of such change of control or other fundamental change nor (y) any early conversion of any Permitted Convertible Notes in accordance with the terms thereof, in either case, shall violate the foregoing restriction), (iii) such Debt is not Guaranteed by any Subsidiary of the Company other than the Guarantors (which Guarantees, if such Debt constitutes a Subordinated Obligation, shall be expressly subordinated to the Notes and the Note Guarantees on terms not less favorable to the Holders than the subordination terms of such Subordinated Obligation), (iv) any cross-default or cross-acceleration event of default (each howsoever defined) provision contained therein that relates to indebtedness or other payment obligations of the Company or any Guarantor (such indebtedness or other payment obligation, a “Cross-Default Reference Obligation”) contains a cure period of at least 30 calendar days (after written notice to the issuer of such Debt by the trustee or to such issuer and such trustee by holders of at least 25% in aggregate principal amount of such Debt then outstanding) before a default, event of default, acceleration or other event or condition under such Cross-Default Reference Obligation results in an event of default under such cross-default or cross-acceleration provision and (v) the terms, conditions and covenants of such Debt must be customary for convertible Debt of such type (as determined by the Board of Directors of the Company, or a committee thereof, in good faith).

“Permitted Debt” means:

(1) Debt of the Company or any Restricted Subsidiary Incurred pursuant to any Debt Facilities in an aggregate principal amount, including all Refinancing Debt Incurred to renew, refund, refinance, replace, defease or discharge any Debt Incurred pursuant to this clause (1), at any one time outstanding not to exceed (a) $1,375.0 million plus (b) the greater of (x) $366.0 million and (y) 100.0% of the Consolidated EBITDA of the Company and its Restricted Subsidiaries, plus (c) an amount of Debt that at the time of Incurrence does not cause the Secured Leverage Ratio (calculated on a pro forma basis) to exceed 3.50 to 1.00 (provided that any Debt Incurred pursuant to this clause (c) shall be deemed to be Secured Debt solely for purposes of such calculation);

(2) Debt under the Notes issued on the Issue Date;

(3) the Note Guarantees;

(4) Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (other than clauses (1), (2) and (3) above or clauses (5), (6), (7), (8), (10), (11), (12), (13) and (17) below);

(5) Guarantees by the Company or Restricted Subsidiaries of Debt permitted to be Incurred by the Company or a Restricted Subsidiary in accordance with the provisions of this Indenture; provided that in the event such Debt that is being Guaranteed is a Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Notes or the Note Guarantee, as the case may be;

(6) Debt of the Company owing to and held by any Restricted Subsidiary (other than a Receivable Subsidiary) or Debt of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary (other than a Receivable Subsidiary); provided, however,

(a) if the Company is the obligor on Debt owing to a Non-Guarantor Subsidiary, such Debt is expressly subordinated in right of payment to all obligations with respect to the Notes in the event of a Default;

(b) if a Guarantor is the obligor on Debt owing to a Non-Guarantor Subsidiary, such Debt is expressly subordinated in right of payment to the Note Guarantee of such Guarantor in the event of a Default; and

(c) (i) any subsequent issuance or transfer of Capital Interests or any other event which results in any such Debt being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company (other than a Receivable Subsidiary) and (ii) any sale or other transfer of any such Debt to a Person other than the Company or a Restricted Subsidiary of the Company (other than a Receivable Subsidiary) shall be deemed, in each case, under this clause (6)(c), to constitute an Incurrence of such Debt by the Company or such Restricted Subsidiary, as the case may be;

(7) Debt Incurred in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance and self-insurance obligations, and, for the avoidance of doubt, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes and completion guarantees (not for borrowed money) provided or Incurred (including Guarantees thereof) by the Company or a Restricted Subsidiary in the ordinary course of business;

(8) Debt under Swap Contracts and Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes);

(9) Debt of the Company or any Restricted Subsidiary pursuant to Financing Lease Obligations, Synthetic Lease Obligations and Purchase Money Debt; provided that the aggregate principal amount of such Debt outstanding at the time of Incurrence may not exceed the greater of (x) $145.0 million and (y) 30.0% of the Consolidated EBITDA of the Company and its Restricted Subsidiaries in the aggregate;

(10) Debt arising from agreements of the Company or a Restricted Subsidiary providing for (A) customary indemnification or contribution obligations and (B) post-closing payment adjustments (including earn-out obligations) to which the acquirer may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Interests of a Restricted Subsidiary otherwise permitted under this Indenture, to the extent that:

(a) the maximum aggregate liability in respect of all such Debt does not exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and

(b) such Debt is not reflected on the balance sheet of the Company or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (10));

(11) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five Business Days of Incurrence and Debt arising from negative account balances in cash pooling arrangements arising in the ordinary course of business;

(12) obligations of the Company or its Subsidiaries in respect of customer advances received and held in the ordinary course of business;

(13) performance bonds or performance guaranties (or bank guaranties or letters of credit in lieu thereof) entered into in the ordinary course of business and not for borrowed money;

(14) Debt of Persons Incurred and outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by, or merged into or amalgamated with, the Company or any Restricted Subsidiary (other than Debt Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Person is acquired, either

(a) the Company would have been able to Incur $1.00 of additional Debt pursuant to Section 4.09(a) on a pro forma basis after giving effect to the Incurrence of such Debt pursuant to this clause (14); or

(b) on a pro forma basis, either (i) the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries is equal to or greater than such ratio immediately prior to such acquisition, merger or amalgamation or (ii) the Net Leverage Ratio of the Company and its Restricted Subsidiaries is equal to or no greater than such ratio immediately prior to such acquisition, merger or amalgamation;

(15) Debt of the Company or any Restricted Subsidiary not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed at any time outstanding the greater of (x) $145.0 million and (y) 30.0% of the Consolidated EBITDA of the Company and its Restricted Subsidiaries at the time of Incurrence;

(16) the Incurrence by the Company or any Restricted Subsidiary of Refinancing Debt that serves to refund or refinance (including by means of purchasing, repurchasing or redeeming) any Debt Incurred as permitted under Section 4.09(a) and clauses (2), (3), (4), (14), this clause (16) and clause (20);

(17) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries (other than a Receivable Subsidiary) of shares of Preferred Interests; provided, however, that:

(a) any subsequent issuance or transfer of Capital Interests that results in any such Preferred Interests being held by a Person other than the Company or a Restricted Subsidiary (other than a Receivable Subsidiary); and

(b) any sale or other transfer of any such Preferred Interests to a Person that is not either the Company or a Restricted Subsidiary (other than a Receivable Subsidiary)

shall be deemed, in each case, to constitute an issuance of such Preferred Interests by such Restricted Subsidiary that was not permitted by this clause (17);

(18) the issuance by a Receivable Subsidiary of a Purchase Money Note;

(19) any joint and several liability and any netting or set-off arrangement arising in each case as a result of a fiscal unity (fiscale eenheid) for Dutch corporate income tax or Dutch value added tax purposes of which a Dutch Party is or becomes a member;

(20) Debt of, Incurred on behalf of, or representing guarantees of Debt of, any Non-Guarantor Subsidiary not otherwise permitted pursuant to this definition; provided, however, that the aggregate principal amount of Debt Incurred under this clause (20) shall not exceed the greater of (x) $120.0 million and (y) 25.0% of the Consolidated EBITDA of the Company and its Restricted Subsidiaries at the time of Incurrence; and

(21) Debt in respect of Qualified Receivables Transactions in an aggregate principal amount not to exceed at any time outstanding the greater of (x) $75.0 million and (y) 15.0% of the Consolidated EBITDA of the Company and its Restricted Subsidiaries at the time of Incurrence.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1) the Company or a Restricted Subsidiary (other than a Receivable Subsidiary);

(2) any Investment by the Company or any of its Restricted Subsidiaries in a Person if as a result of such Investment:

(a) such Person becomes, in one transaction or a series of related transactions, a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged, amalgamated, consolidated or otherwise combined with, or transfers or conveys all or substantially all of its assets or a line of business to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

(3) cash and Eligible Cash Equivalents;

(4) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) loans or advances to employees, officers or directors of the Company or any Restricted Subsidiary in the ordinary course of business consistent with past practices in an aggregate amount not in excess of $25.0 million outstanding at any one time with respect to all loans or advances under this clause (6) (without giving effect to the forgiveness of any such loan);

(7) any Investment acquired by the Company or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable;

(b) in satisfaction of judgments against other Persons; or

(c) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.16 or any other disposition of assets not constituting an Asset Sale;

(9) Investments in existence on the Issue Date and any Investments made pursuant to binding commitments in effect on the Issue Date;

(10) Swap Contracts and Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 4.09;

(11) Guarantees issued in accordance with Section 4.09;

(12) Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Company and its Restricted Subsidiaries in connection with such plans;

(13) Investments by the Company or a Restricted Subsidiary in a Receivable Subsidiary or any Investment by a Receivable Subsidiary in any other Person, in each case, in connection with a Qualified Receivables Transaction;

(14) Investments by the Company or a Restricted Subsidiary in Unrestricted Subsidiaries, joint ventures and other minority interests together with all other Investments pursuant to this clause (14), in an aggregate amount at the time of each such Investment not to exceed the greater of (x) $250.0 million and (y) 50.0% of the Consolidated EBITDA of the Company and its Restricted Subsidiaries outstanding at any one time (with the Fair Market Value of each such Investment being measured at the time made and without giving effect to subsequent changes in value);

(15) [reserved];

(16) the Company’s entry into (including payments of premiums in connection therewith), and the performance of obligations under, Permitted Call Spread Swap Contracts in accordance with their terms;

(17) Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (17), in an aggregate amount at the time of each such Investment not to exceed the greater of (x) $145.0 million and (y) 30.0% of the Consolidated EBITDA of the Company and its Restricted Subsidiaries outstanding at any one time (with the Fair Market Value of each such Investment being measured at the time made and without giving effect to subsequent changes in value);

(18) other Investments, if, at the time of such Investment, the Company’s Net Leverage Ratio for the most recently ended Four Quarter Period for which internal financial statements are available, calculated on a pro forma basis as of the date of such Investment, is not in excess of 3.50 to 1.00 so long as no Event of Default has occurred and is continuing prior to making such Investment pursuant to this clause (18) or would arise after giving effect thereto; and

(19) any joint and several liability and any netting or set-off arrangement arising in each case as a result of a fiscal unity (fiscal eenheid) for Dutch corporate income tax or Dutch value added tax purposes of which a Dutch Party is or becomes a member.

If any Investment is made in any Person that is not a Restricted Subsidiary and such Person thereafter becomes a Restricted Subsidiary, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above for long as such Person continues to be a Restricted Subsidiary.

“Permitted Liens” means:

(1) Liens existing on the Issue Date (other than Liens permitted under clause (2));

(2) Liens that secure (a) Debt permitted to be Incurred pursuant to clause (1) of the definition of “Permitted Debt,” (b) Hedging Obligations and Swap Contracts relating to such Debt Facilities and permitted under the agreements related thereto and (c) fees, expenses and other amounts payable under such Debt Facilities or payable pursuant to cash management agreements or agreements with respect to similar banking services relating to such Debt Facilities and permitted under the agreements related thereto;

(3) any Lien for taxes or assessments or other governmental charges or levies not then delinquent for more than 90 days or which are being contested in good faith and for which adequate reserves are being maintained to the extent required by GAAP;

(4) any warehousemen’s, materialmen’s, mechanic’s, repairmen’s, landlord’s, carriers’ or other similar Liens arising by law for sums not then overdue by more than 30 days (or which, if overdue, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP);

(5) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not individually or in the aggregate materially adversely affect the value of the Company and its Restricted Subsidiaries taken as a whole or materially impair the operation of the business of the Company and its Restricted Subsidiaries taken as a whole;

(6) pledges or deposits (a) in connection with workers’ compensation, unemployment and other insurance, other social security legislation and other types of statutory obligations or the requirements of any official body; (b) to secure the performance of tenders, bids, surety, appeal or performance bonds, contracts (other than for the payment of Debt), statutory or governmental obligations, leases, purchase, construction, sales or servicing contracts (including utility contracts) and other similar obligations Incurred in the ordinary course of business; (c) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (a) and (b) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services; or (d) arising in connection with any attachment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;

(7) Liens on property or assets or shares of Capital Interests of a Person existing at the time such Person acquires such property or assets, is merged with or into or consolidated with the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary (and not created or Incurred in anticipation of such transaction); provided that such Liens are not extended to the property and assets of the Company and its Restricted Subsidiaries other than the property or assets acquired and the proceeds thereof;

(8) Liens securing Debt of a Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary (other than a Receivable Subsidiary) thereof;

(9) Liens securing Refinancing Debt Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Debt that was previously so secured pursuant to clauses (1), (7), (9), (11), (14), (20) and (23) hereof to the extent that such Liens do not extend to any other property or assets;

(10) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods Incurred in the ordinary course of business;

(11) Liens to secure Financing Lease Obligations, Synthetic Lease Obligations and Purchase Money Debt permitted to be Incurred pursuant to clause (9) of the definition of “Permitted Debt”; provided that (i) such Liens do not extend to or cover any property or assets that are not property being purchased, leased, constructed or improved with the proceeds of such Debt and (ii) such Liens are created within 270 days of the purchase, lease, construction or improvement of such property;

(12) Liens in favor of the Company or any Restricted Subsidiary;

(13) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of letters of credit and banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(14) Liens on property or shares of Capital Interests of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that (a) the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto) and (b) such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary;

(15) Liens (a) that are contractual or statutory rights of netting or set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities Incurred in the ordinary course of business of the Company and/or any of its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business and (b) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (I) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts Incurred in the ordinary course of business and (II) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of netting or set-off) and which are within the general parameters customary in the banking industry;

(16) Liens securing judgments or judicial attachment for the payment of money not constituting an Event of Default under clause (8) of Section 6.01;

(17) leases, subleases, licenses or sublicenses (including with respect to intellectual property) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiaries and do not secure any Debt;

(18) any interest of title of (a) an owner of equipment or inventory on loan or consignment, or as part of a conditional sale, to the Company or any of its Restricted Subsidiaries and Liens arising from Uniform Commercial Code financing statement filings regarding operating leases and bailments of products entered into by the Company or any Restricted Subsidiary in the ordinary course of business; and (b) a lessor or secured by a lessor’s interest under any lease permitted under this Indenture;

(19) deposits in the ordinary course of business to secure liability to insurance carriers;

(20) Liens securing the Notes and the Note Guarantees;

(21) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like permitted to be made under this Indenture;

(22) Liens on cash and other deposits imposed in connection with contracts entered into the ordinary course of business;

(23) [reserved];

(24) Liens not otherwise permitted under this Indenture in an aggregate amount not to exceed at the time of creation the greater of (x) $145.0 million and (y) 30.0% of the Consolidated EBITDA of the Company and its Restricted Subsidiaries;

(25) Liens on cash, Eligible Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Debt permitted by this Indenture;

(26) Liens on the identifiable proceeds of any property or asset subject to a Lien otherwise permitted under this Indenture;

(27) Liens arising under clauses 24 and 25 of the general terms and conditions (algemene voorwaarden) of the Dutch Banking Association (Nederlandse Vereniging van Banken) or any similar term applied by a Dutch bank;

(28) any joint and several liability and any netting or set-off arrangement arising in each case as a result of a fiscal unity (fiscale eenheid) for Dutch corporate income tax or Dutch value added tax purposes of which a Dutch Party is or becomes a member;

(29) Liens securing Swap Contracts and Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 4.09;

(30) Liens on Capital Interests of an Unrestricted Subsidiary that secure Debt of such Unrestricted Subsidiary;

(31) Liens on assets transferred or purported to be transferred to a Receivable Subsidiary or on assets of a Receivable Subsidiary, in each case Incurred in connection with a Qualified Receivables Transaction; and

(32) Liens in favor of issuers of letters of credit, surety, appeal or performance bonds that do not constitute Debt.

“Person” means any individual, corporation, other body corporate, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof. Any division of a limited liability company, limited partnership or trust shall constitute a separate Person hereunder (and each division of any limited liability company, limited partnership or trust that is a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

“Preferred Interests,” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Common Interests in such Person.

“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Money Debt” means:

(1) Debt Incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Capital Interests) of such Person or any Restricted Subsidiary; and/or

(2) Debt that is secured by a Lien on such assets where the creditor’s sole security is to the assets so purchased or constructed or substantially similar assets leased or purchased from such lender under a master lease or similar agreement and proceeds of the foregoing;

in either case that does not exceed 100% of the cost.

“Purchase Money Note” means a promissory note of a Receivable Subsidiary to the Company or any Restricted Subsidiary evidencing the deferred purchase price of accounts receivable and related assets in connection with a Qualified Receivables Transaction with such Receivable Subsidiary.

“Purchase Price” has the meaning set forth in the definition of “Offer to Purchase.”

“Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests.

“Qualified Equity Offering” means any public or private offering of Qualified Capital Interests of the Company, or any direct or indirect parent company of the Company, other than (a) any such public or private sale to an entity that is a Subsidiary of the Company, (b) any public offerings registered on Form S-4 or S-8 or (c) any issuance to any employee benefit plan of the Company; provided that, in the case of an offering or sale by a direct or indirect parent company of the Company, such parent company contributes to the capital of the Company the portion of the net cash proceeds of such offering necessary to pay the aggregate redemption price (excluding any accrued and unpaid interest and Additional Amounts) of the Notes to be redeemed pursuant to Section 3.07.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or such Restricted Subsidiary transfers to (1) a Receivable Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries) or (2) any other Person (in the case of a transfer by a Receivable Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with an accounts receivable financing transaction; provided such transaction is on market terms as determined in good faith by the Company at the time the Company or such Restricted Subsidiary enters into such transaction.

“Rating Agencies” means Moody’s and S&P or, if Moody’s or S&P or both shall not make a rating on the Notes publicly available other than as a result of actions by the Company, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.

“Rating Date” means the date that is 60 days prior to the earlier of (i) a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control.

“Ratings Event” means the occurrence of the events described in (1) or (2) of this definition on, or within 60 days after the earlier of (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any Rating Agency):

(1) if the Notes have an Investment Grade Rating from one or both Rating Agencies on the Rating Date, the rating of the Notes shall be reduced so that the Notes do not have an Investment Grade Rating from both Rating Agencies; or

(2) if the Notes do not have an Investment Grade Rating from both Rating Agencies on the Rating Date, the rating of the Notes shall remain rated below an Investment Grade Rating from both Rating Agencies.

“Receivable Subsidiary” means a Subsidiary of the Company:

(1) that is formed solely for the purpose of, and that engages in no activities other than activities in connection with, financing accounts receivable or related assets of the Company and/or its Restricted Subsidiaries, including providing letters of credit on behalf of or for the benefit of the Company and/or its Restricted Subsidiaries;

(2) that is designated by the Board of Directors as a Receivable Subsidiary pursuant to an Officers’ Certificate that is delivered to the Trustee;

(3) that is either (a) a Restricted Subsidiary or (b) an Unrestricted Subsidiary designated in accordance with Section 4.13;

(4) no portion of the Debt or any other obligation (contingent or otherwise) of such Subsidiary (a) is at any time Guaranteed by the Company or any Restricted Subsidiary (excluding Guarantees of obligations (other than any Guarantee of Debt) pursuant to Standard Securitization Undertakings), (b) is at any time recourse to or obligates the Company or any Restricted Subsidiary in any way, other than pursuant to Standard Securitization Undertakings, or (c) subjects any asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings (such Debt, “Non-Recourse Receivable Subsidiary Debt”);

(5) with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than (a) contracts, agreements, arrangements and understandings entered into in the ordinary course of business on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company in connection with a Qualified Receivables Transaction (as determined in good faith by the Board of Directors of the Company), (b) fees payable in the ordinary course of business in connection with servicing accounts receivable or related assets in connection with such a Qualified Receivables Transaction and (c) any Purchase Money Note or equity interest issued by such Receivable Subsidiary to the Company or a Restricted Subsidiary; and

(6) with respect to which neither the Company nor any other Restricted Subsidiary has any obligation (a) to subscribe for additional shares of Capital Interests therein or make any additional capital contribution or similar payment or transfer thereto except in connection with a Qualified Receivables Transaction or (b) to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.

“Receivables Transaction Amount” means the amount of obligations outstanding under the legal documents entered into as part of such Qualified Receivables Transaction on any date of determination that would be characterized as principal if such Qualified Receivables Transaction were structured as a secured lending transaction rather than as a purchase.

“Record Date” for the interest payable on any applicable Interest Payment Date means the March 1 or September 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt or Redeemable Capital Interests of such Person at the option of the holder thereof, in whole or in part, at any time on or prior to the date 91 days after the earlier of the Stated Maturity of the principal amount of the Notes or the date the Notes are no longer outstanding; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests.

Notwithstanding the preceding paragraph, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require the Company to repurchase such equity security upon the occurrence of a Change of Control Triggering Event or an Asset Sale will not constitute Redeemable Capital Interests if the terms of such equity security provide that the Company may not repurchase or redeem any such equity security pursuant to such provisions prior to compliance by the Company with Section 4.15 and Section 4.16 and such repurchase or redemption complies with Section 4.08. The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.

“Refinancing Debt” means Debt that refunds, refinances, renews, replaces or extends any Debt permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to the terms of this Indenture (including additional Debt Incurred to pay premiums (including reasonable tender premiums, as determined in good faith by the Senior Management of the Company), defeasance costs, accrued interest and fees and expenses (including fees and expenses relating to the Incurrence of such Refinancing Debt) in connection with any such refinancing), whether involving the same or any other lender or creditor or group of lenders or creditors (including, with respect to any Guarantee of Debt, the refinancing of the guaranteed Debt and incurrence of a Guarantee with respect to the new Debt), but only to the extent that:

(1) the Refinancing Debt is subordinated to the Notes to at least the same extent as the Debt being refunded, refinanced or extended, if such Debt was subordinated to the Notes,

(2) the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being refunded, refinanced or extended or (b) at least 91 days after the maturity date of the Notes,

(3) the Refinancing Debt has an Average Life at the time such Refinancing Debt is Incurred that is equal to or greater than the Average Life of the Debt being refunded, refinanced, renewed, replaced or extended,

(4) such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding under the Debt being refunded, refinanced, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums (including reasonable tender premiums, as determined in good faith by the Senior Management of the Company) owed, if any, not in excess of any applicable preexisting prepayment provisions on such Debt being refunded, refinanced, renewed, replaced or extended and (c) the amount of reasonable and customary fees, expenses and costs (including defeasance costs) related to the Incurrence of such Refinancing Debt, and

(5) such Refinancing Debt is Incurred by the same Person or Persons (or their respective successors) that initially Incurred the Debt being refunded, refinanced, renewed, replaced or extended, except that (a) the Company or any Guarantor may Incur Refinancing Debt to refund, refinance, renew, replace or extend Debt of the Company or any Restricted Subsidiary of the Company and (b) any Non-Guarantor Subsidiary may Incur Refinancing Debt to refund, refinance, renew, replace or extend Debt of any other Non-Guarantor Subsidiary.

“Related Business Assets” means assets (other than cash or Eligible Cash Equivalents or current assets) used or useful in a Permitted Business; provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Payment” means any of the following:

(1) any dividend or other distribution declared or paid on the Capital Interests in the Company or on the Capital Interests in any Restricted Subsidiary of the Company that are held by, or declared or paid to, any Person other than the Company or a Restricted Subsidiary of the Company (other than (a) dividends, distributions or payments made solely in Qualified Capital Interests in the Company and (b) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company or to the holders of Capital Interests of a Restricted Subsidiary on a pro rata basis);

(2) any payment made by the Company or any of its Restricted Subsidiaries to purchase, redeem, acquire or retire any Capital Interests in the Company (including the conversion into, or exchange for, Debt of any Capital Interests) other than any such Capital Interests owned by the Company or any Restricted Subsidiary;

(3) any principal payment made by the Company or any of its Restricted Subsidiaries on, or any payment made by the Company or any of its Restricted Subsidiaries to redeem, repurchase, defease (including a defeasance or covenant defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, any Subordinated Obligations (excluding any Debt permitted to be Incurred pursuant to clause (6) of the definition of “Permitted Debt”), except payments of principal and interest in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, within one year of the due date thereof;

(4) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

(5) any Restricted Investment.

“Restricted Subsidiary” means any Subsidiary that has not been designated as an “Unrestricted Subsidiary” in accordance with this Indenture. Unless otherwise indicated, when used herein the term “Restricted Subsidiary” shall refer to a Restricted Subsidiary of the Company.

“S&P” means Standard & Poor’s Financial Services LLC, a division of S&P Global, Inc., or any successor to its rating agency business.

“Sale and Leaseback Transaction” means any direct or indirect arrangement pursuant to which property is sold or transferred by the Company or a Restricted Subsidiary and is thereafter leased back as a Financing Lease Obligation by the Company or a Restricted Subsidiary.

“Secured Debt” means any Debt of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Secured Leverage Ratio” means, as of any date of determination, the ratio of (1)(i) Secured Debt of the Company and its Restricted Subsidiaries (excluding any Hedging Obligations and Swap Contracts that are Incurred in the ordinary course of business (and not for speculative purposes)), less (ii) any unrestricted cash and Eligible Cash Equivalents of such Person and its Restricted Subsidiaries as determined on a consolidated basis in accordance with GAAP, as of the end of the most recent Four Quarter Period for which internal financial statements are available to (2) the Company’s Consolidated EBITDA for the most recent Four Quarter Period for which internal financial statements are available, in each case with such pro forma adjustments to the amount of consolidated Secured Debt, unrestricted cash, Eligible Cash Equivalents and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio”; provided, however, that with respect to the aggregate amount of all unrestricted cash and Eligible Cash Equivalents to be “netted” for purposes of clause (1)(ii) hereunder, to the extent such amount is less than $25.0 million, such amount shall be deemed to equal $0.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Senior Credit Facilities” means the Credit Agreement, dated as of October 21, 2011, as amended and restated as of February 8, 2013, as further amended and restated as of July 13, 2017, as further amended and restated as of May 17, 2021 and as further amended as of June 13, 2023 and May 15, 2024, among the Company, the other borrowers and the guarantors named therein and JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and lenders named therein, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as further amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part prior to and on the Issue Date and from time to time thereafter, including by or pursuant to any agreement or agreements or instrument or instruments that extend the maturity of any Debt thereunder, or increase the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under Section 4.09), or add or release Subsidiaries of the Company as additional borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers or debt holders.

“Senior Management” means the chief executive officer and the chief financial officer of the Company.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

“Standard Securitization Undertakings” means representations, warranties, agreements, covenants, performance guarantees and indemnities entered into by the Company or any Restricted Subsidiary which are reasonably customary in an accounts receivable or related asset securitization transaction as determined in good faith by the Company, including Guarantees by the Company or any Restricted Subsidiary of any of the foregoing obligations of the Company or a Restricted Subsidiary.

“Stated Maturity,” when used with respect to (1) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (2) any other Debt or any installment of interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.

“Subordinated Obligations” means any Debt of the Company or any Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or the Note Guarantees pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person (the “Parent”) at any date, any corporation, limited liability company, partnership, association, joint venture or other entity the accounts of which would be consolidated with those of the Parent in the Parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association, joint venture or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled by the Parent or one or more subsidiaries of the Parent or by the Parent and one or more subsidiaries of the Parent. For purposes of this definition, “controlled” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Swap Contract” means (1) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including, without limitation, any fuel price caps and fuel price collar or floor agreements and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices and any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, but excluding fixed price commodity purchase contracts entered into with commodity suppliers in the ordinary course of business and not for speculative purposes, and (2) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swiss Guarantor” means any Guarantor that is organized under the laws of Switzerland.

“Synthetic Lease Obligations” means any monetary obligation of a Person under (1) a so-called synthetic, off-balance sheet or tax retention lease, or (2) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any bankruptcy or insolvency laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Transaction Date” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Transfer Restricted Notes” means any Notes that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means, with respect to any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to September 15, 2027; provided, however, that if the period from such redemption date to September 15, 2027 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such redemption date to September 15, 2027 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Trustee” means U.S. Bank Trust Company, National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company which at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided under Section 4.13; and

(2) any Subsidiary of an Unrestricted Subsidiary.

“Voting Stock” of any Person means all classes of Capital Interests of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

“Warrant Transaction” has the meaning set forth in the definition of “Permitted Call Spread Swap Contracts.”

Section 1.02 Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.16(b)
“Additional Amounts”	4.18(a)
“Affiliate Transaction”	4.14(a)
“Agent Members”	2.1(c) of Appendix A
“AktG”	10.02(c)(10)
“Applicable Premium Deficit”	8.04(a)(1)
“Applicable Procedures”	1.1(a) of Appendix A
“Auditor’s Determination”	10.02(c)(5)
“Authentication Order”	2.02(c)
“Available Restricted Payments Amount”	4.08(a)
“Change in Tax Law”	3.07(f)
“Change of Control Payment”	4.15(a)
“Clearstream”	1.1(a) of Appendix A
“Covenant Defeasance”	8.03
“Covenant Suspension Event”	4.17(a)
“Definitive Notes Legend”	2.2(e) of Appendix A
“Designation”	4.13(a)
“Distribution Compliance Period”	1.1(a) of Appendix A
“ERISA Legend”	2.2(e) of Appendix A
“Euroclear”	1.1(a) of Appendix A
“Event of Default”	6.01
“Excess Amount”	10.02(b)
“Excess Proceeds”	4.16(c)
“Expiration Date”	1.04(j)
“Fixed Amounts”	1.06(a)
“German Guarantor”	10.02(c)(1)
“Global Note”	2.1(b) of Appendix A
“Global Notes Legend”	2.2(e) of Appendix A
“GmbH-Act”	10.02(c)(2)
“Guaranteed Obligations”	10.01(a)
“HGB”	10.02(c)(3)
“IAI”	1.1(a) of Appendix A
“IAI Global Note”	2.1(b) of Appendix A
“LCT Election”	1.05(a)
“LCT Test Date”	1.05(a)
“Legal Defeasance”	8.02(a)
“Limitation Event”	10.02(c)(2)
“Limitation on Enforcement”	10.02(c)(2)
“Management Determination”	10.02(c)(4)
“Net Assets”	10.02(c)(2)
“Note Register”	2.03(a)
“Pari Passu Debt”	4.16(b)
“Paying Agent”	2.03(a)
“Payment Demand”	10.02(c)(4)
“PDF”	12.15

Term	Defined in Section
“Process Agent”	12.18(c)
“QIB”	1.1(a) of Appendix A
“Ratio Based Amounts”	1.06(a)
“Recourse Claim”	10.02(c)(2)
“Refinancing Convertible Notes”	4.08(d)
“Registrar”	2.03(a)
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Notes”	2.1(a) of Appendix A
“Reinstatement Date”	4.17(b)
“Relevant General Partner”	10.02(c)(11)
“Relevant Tax Jurisdiction”	4.18(a)
“Restricted Notes Legend”	2.2(e) of Appendix A
“Revocation”	4.13(b)
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“Subsequent Transaction”	1.05(b)
“Successor Company”	5.01(a)
“Successor Guarantor”	5.01(c)
“Suspended Covenants”	4.17(a)
“Suspension Date”	4.17(a)
“Suspension Period”	4.17(b)
“Tax Redemption Date”	3.07(f)
“Taxes”	4.18(a)
“Unrestricted Global Note”	1.1(a) of Appendix A

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

(1) a term defined in Sections 1.01 or 1.02 has the meaning assigned to it therein;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) provisions apply to successive events and transactions;

(6) unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(7) the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(8) “including” means including without limitation;

(9) references to sections of, or rules under, the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

(10) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture;

(11) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Company may classify such transaction as it, in its sole discretion, determines;

(12) references to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, limited partnership or trust, or an allocation of assets to a series of a limited liability company, limited partnership or trust (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person; and

(13) the words “execution,” signed,” “signature” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the UCC.

Section 1.04 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantors. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section 1.04.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Company or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Company may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on or consent to any action authorized or permitted to be taken by Holders; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of outstanding Notes, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 12.01.

(f) The Trustee may (but shall not be obligated to) set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.01, (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to pursue a remedy as permitted in Section 6.06. If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company and to each Holder in the manner set forth in Section 12.01.

(g) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h) Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i) The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that the Company may not fix a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) above; provided further that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j) With respect to any record date set pursuant to this Section 1.04, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 12.01, on or prior to both the existing and the new Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.04, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

Section 1.05 Limited Condition Transaction.

(a) As it relates to any action being taken solely in connection with a Limited Condition Transaction, for purposes of (i) determining compliance with any provision of this Indenture which requires the calculation of any financial ratio or test, including the Consolidated Fixed Charge Coverage Ratio, the Net Leverage Ratio or the Secured Leverage Ratio, (ii) determining compliance with representations, warranties, Defaults or Events of Default or (iii) testing availability under baskets or exceptions set forth in this Indenture (including baskets or exceptions determined by reference to

Consolidated EBITDA and baskets or exceptions determined by reference to Consolidated Total Assets), in each case, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted under this Indenture shall be deemed to be the date the definitive agreements or irrevocable notice for such Limited Condition Transaction are entered into or delivered, as applicable (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction (and the other transactions to be entered into in connection therewith), the Company or any of its Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test (including compliance with representations, warranties, Defaults and Events of Default) or basket shall be deemed to have been complied with; provided that, with respect to clause (ii) of this Section 1.05(a), to the extent the relevant action requires no Default or Event of Default (as applicable) to have occurred, no Default or Event of Default (as applicable) shall exist and be continuing at the time of the LCT Test Date and no specified Event of Default shall have existed and be continuing immediately prior to or immediately after giving effect to such Limited Condition Transaction.

(b) For the avoidance of doubt, if the Company has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA of the Company or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been complied with as a result of such fluctuations. If the Company has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio or test with respect to the Incurrence of Debt or Liens, the making of Restricted Payments, the making of any Investment, or mergers or amalgamations, the conveyance, lease or other transfer of all or substantially all of the assets of Company (each, a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or irrevocable notice for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Indenture, any such ratio or test shall be required to be satisfied on a pro forma basis (i) assuming such Limited Condition Transaction and other transactions in connection therewith (including any Incurrence of Debt and the use of proceeds thereof) have been consummated and (ii) solely with respect to the making of a Restricted Payment, assuming such Limited Condition Transaction and other transactions in connection therewith (including any Incurrence of Debt and the use of proceeds thereof) have not been consummated.

Section 1.06 Certain Compliance Calculations.

(a) Notwithstanding anything to the contrary in this Indenture with respect to any amounts Incurred or transactions (including any Limited Condition Transaction) entered into (or consummated) in reliance on a provision of this Indenture under a restrictive covenant that does not require compliance with a financial ratio or ratio-based test (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that requires compliance with any such financial ratio or ratio-based test, including, without limitation, any Consolidated Fixed Charge Coverage Ratio test, any Net Leverage Ratio test or any Secured Leverage Ratio test (any such amounts, the “Ratio Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or ratio-based test applicable to the Ratio Based Amounts in connection with such substantially concurrent Incurrence.

(b) For purposes of determining compliance with any restrictive covenant or other provision under this Indenture, if a proposed action, matter, transaction or amount (or a portion thereof) meets the criteria of more than one applicable basket, exception, permission or threshold under this Indenture, the Company shall be entitled to divide or classify or later divide or reclassify (based on circumstances existing on the date of such reclassification) such action, matter, transaction or amount (or a portion thereof) among such baskets, exceptions, permissions or thresholds as it shall elect from time to time in its sole discretion; provided that, for purposes of determining compliance with Section 4.09 all Debt outstanding on the Issue Date under the Senior Credit Facilities shall be deemed Incurred under clause (1) of the definition of “Permitted Debt” and not Section 4.09(a) or clause (4) of the definition of “Permitted Debt” and may not later be reclassified.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating; Terms.

(a) Provisions relating to the Initial Notes, Additional Notes and any other Notes issued under this Indenture are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company and shall not affect the rights, duties, powers or immunities of the Trustee without the consent of the Trustee). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $150,000 and integral multiples of $1,000 in excess thereof.

(b) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Company pursuant to an Offer to Purchase as provided in Section 4.15 or Section 4.16, and otherwise as not prohibited by this Indenture. The Notes shall not be redeemable, other than as provided in Article 3.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first Interest Payment Date and the first date from which interest will accrue) as the Initial Notes; provided that the Company’s ability to issue Additional Notes shall be subject to the Company’s compliance with Section 4.09; provided, further that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will be issued as a separate series under this Indenture and will have a separate CUSIP number and ISIN from the Initial Notes. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

Section 2.02 Execution and Authentication.

(a) At least one Officer shall execute the Notes on behalf of the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b) A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c) On the Issue Date, the Trustee shall, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time and from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes in an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.

(d) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

(e) The Trustee shall authenticate and make available for delivery upon receipt of an Authentication Order (i) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $525,000,000, (ii) subject to the terms of this Indenture, Additional Notes and (iii) any other Notes issued in accordance with this Indenture. Such Authentication Order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes, or other Notes.

Section 2.03 Registrar and Paying Agent.

(a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Restricted Subsidiaries may act as the Paying Agent or the Registrar.

(b) The Company has initially appointed DTC to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as Paying Agent and Registrar for the Notes. The Trustee shall initially act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Company shall, no later than 11:00 a.m. (New York City time) on each due date for the payment of principal, premium and Additional Amounts, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium and Additional Amounts, if any, and interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, a Paying Agent shall have no further liability for the money. If the Company or a Restricted Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06 Transfer and Exchange.

(a) The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(c) No service charge shall be imposed on any Holder by the Company, the Trustee or the Registrar in connection with any registration of transfer or exchange, but the Company may require a Holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees payable in connection therewith (other than any such taxes and fees payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.15, 4.16 and 9.04).

(d) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e) Neither the Company nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption, or tendered for repurchase (and not withdrawn) in connection with an Offer to Purchase under Section 4.15 or Section 4.16, in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(f) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium and Additional Amounts, if any, and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(g) Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.01, the Company shall execute, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(h) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and, upon receipt of an Authentication Order, the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Appendix A.

(i) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission in accordance with Section 12.01.

Section 2.07 Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are otherwise met. If required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Notwithstanding the foregoing provisions of this Section 2.07, in case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Section 2.08 Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided that Notes held by the Company or a Subsidiary of the Company will not be deemed to be outstanding for purposes of Section 3.07(c).

(b) If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.

(c) If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.

(d) If a Paying Agent (other than the Company, a Restricted Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to an Offer to Purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor. Notwithstanding the foregoing, Notes that are to be acquired by the Company or by any Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity; provided, however, the Trustee shall not be charged with such knowledge until a Responsible Officer of the Trustee is so informed in writing.

Section 2.10 Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the cancellation of any Notes shall, upon the written request of the Company, be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation (other than as set forth in this Indenture).

Section 2.12 Defaulted Interest.

(a) If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than ten days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Company of such special record date. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall deliver to each Holder a notice in accordance with Section 12.01 that states the special record date, the related payment date and the amount of such interest to be paid.

(b) Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.13 CUSIP Numbers and ISINs

The Company in issuing the Notes may use CUSIP numbers or ISINs (if then generally in use) and, if so, the Trustee shall use CUSIP numbers or ISINs in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Offers to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Company shall as promptly as practicable notify the Trustee in writing of any change in the CUSIP numbers or ISINs.

ARTICLE 3

REDEMPTION

Section 3.01 Notices to Trustee.

If the Company elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least five Business Days before notice of redemption is required to be delivered, mailed or caused to be mailed to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee) but not more than 60 days before a redemption date (except that such Officers’ Certificate may be furnished more than 60 days before a redemption date if the related notice of redemption is issued in connection with a Legal Defeasance, Covenant Defeasance or a satisfaction and discharge pursuant to Article 8 or Article 11 of this Indenture), an Officers’ Certificate setting forth (1) the paragraph or subparagraph of such Note or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of the Notes to be redeemed and (4) the redemption price, if then ascertainable.

Section 3.02 Selection of Notes to Be Redeemed.

(a) If less than all of the Notes are to be redeemed at any time pursuant to Section 3.07, selection of Definitive Notes for redemption shall be made by the Trustee on a pro rata basis (or, in the case of Global Notes, in accordance with the Applicable Procedures of the Depositary) unless otherwise required by law or applicable stock exchange or depositary requirements.

(b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $150,000 or integral multiples of $1,000 in excess thereof; provided that no Notes in denominations of $150,000 in principal amount or less shall be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03 Notice of Redemption.

(a) The Company shall deliver electronically or mail by first-class mail, postage prepaid, a notice of redemption not less than 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed pursuant to this Article at such Holder’s registered address or otherwise in accordance with the Applicable Procedures of the Depositary, with a copy to the Trustee and Paying Agent, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with Articles 8 or 11. Notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including the completion of a Qualified Equity Offering, Change of Control, Asset Sale or other corporate transaction or the occurrence of a Change of Control Triggering Event. If a redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Company’s sole discretion, the date of redemption may be delayed until such time (including more than 60 days after the date of the applicable notice) as any or all such conditions shall be satisfied or waived by the Company in its sole discretion, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption , or by the date of redemption as so delayed.

(b) The notice of redemption shall identify the Notes to be redeemed (including CUSIP number and ISIN, if applicable) and shall state:

(1) the redemption date;

(2) the redemption price, including the portion thereof representing any accrued and unpaid interest; provided that in connection with a redemption under Section 3.07(c), the notice need not set forth the redemption price but only the manner of calculation thereof;

(3) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph or subparagraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN, if any, listed in such notice or printed on the Notes; and

(9) if applicable, any condition to such redemption.

(c) At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and providing the form of notice in accordance with Section 3.03(b).

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is given in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided for in Section 3.03(a)). The notice, if given in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.03(a) and Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05 Deposit of Redemption or Purchase Price.

(a) No later than 11:00 a.m. (New York City time) on the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Paying Agent shall promptly deliver to each Holder whose Notes are to be redeemed or purchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon. The Trustee or the Paying Agent shall promptly return to the Company upon written request any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

(b) If the Company complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and, to the extent lawful, on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06 Definitive Notes Redeemed or Purchased in Part.

Upon surrender of a Definitive Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder at the expense of the Company a new Definitive Note equal in principal amount to the unredeemed or unpurchased portion of the Definitive Note surrendered representing the same Debt to the extent not redeemed or purchased; provided that each new Definitive Note shall be in a principal amount of $150,000 or an integral multiple of $1,000 in excess thereof.

Section 3.07 Optional Redemption.

(a) Except pursuant to clauses (c), (d), (e) and (f) of this Section 3.07, the Notes shall not be redeemable at the Company’s option prior to September 15, 2027.

(b) On and after September 15, 2027, the Company may redeem the Notes, in whole or in part, upon not less than 10 nor more than 60 days’ prior notice, at the redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest on the Notes and Additional Amounts, if any, to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on September 15 of each of the years indicated below:

Year	Percentage
2027	103.688%
2028	101.844%
2029 and thereafter	100.000%

(c) Prior to September 15, 2027, the Company may on any one or more occasions redeem up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Qualified Equity Offerings, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 107.375% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Amounts (which accrued and unpaid interest and Additional Amounts need not be funded with such Net Cash Proceeds), if any, to, but not including, the applicable date of redemption; provided that (i) at least 60% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption (unless all Notes are otherwise repurchased or redeemed substantially concurrently therewith) and (ii) such redemption occurs within 180 days after the closing of such Qualified Equity Offering.

(d) At any time prior to September 15, 2027, the Company may redeem the Notes, in whole or in part, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus the Applicable Premium, plus accrued and unpaid interest and Additional Amounts, if any, to, but not including, the applicable redemption date.

(e) In connection with any tender offer in respect of the Notes (including an Offer to Purchase upon a Change of Control Triggering Event and in connection with Asset Sales), if Holders of not less than 90% in aggregate principal amount of the then outstanding Notes validly tender and do not withdraw such Notes and the Company, or any third party making such offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company shall also have the right, upon not less than 10 nor more than 60 days’ prior written notice, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at the price in cash offered to all Holders in such offer (excluding any early tender premium, early consent premium, or similar premium, if any) plus, to the extent not included in the offer payment, accrued and unpaid interest, if any, on the Notes that remain outstanding, to, but not including, the date of redemption.

(f) The Company may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest thereon, if any, to, but not including, the date fixed by the Company for redemption (a “Tax Redemption Date”) and Additional Amounts, if any, then due or which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of the Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date and Additional Amounts, if any, in respect thereof), if on the next date on which any amount would be payable in respect of the Notes, the Company or a Guarantor is or would be required to pay Additional Amounts (but, in the case of a Guarantor, only if the payment giving rise to such requirement cannot be made by the Company or another Guarantor without the obligation to pay Additional Amounts), and the Company or such Guarantor cannot avoid any such payment obligation by taking reasonable measures available, and the requirement arises as a result of (i) any change in, repeal of or amendment to the laws (or any regulations or rulings promulgated thereunder) of the applicable Relevant Tax Jurisdiction affecting taxation which change, repeal or amendment has not been publicly announced before and which becomes effective on or after the Issue Date (or, if the applicable Relevant Tax Jurisdiction has changed since the Issue Date, the date on which the then current Relevant Tax Jurisdiction became the applicable Relevant Tax Jurisdiction under this Indenture) or (ii) any change in, repeal of or amendment to the existing official position or the introduction of an official position regarding the application, administration or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change, repeal, amendment, application, administration or interpretation has not been publicly announced before and which becomes effective on or after the Issue Date (or, if the applicable Relevant Tax Jurisdiction has changed since the Issue Date, the date on which the then current Relevant Tax Jurisdiction became the applicable Relevant Tax Jurisdiction under this

Indenture) (each of the foregoing in clauses (i) and (ii), a “Change in Tax Law”). Notwithstanding the foregoing, no notice of redemption due to a Change in Tax Law shall be given earlier than 60 days prior to the earliest date on which the Company or a Guarantor would be obligated to make a payment of Additional Amounts if such a payment in respect of the Notes were then due, and unless at the time such notice is given, the obligation to pay Additional Amounts remains in effect. Prior to giving any notice of redemption of the Notes pursuant to this Section 3.07(f), the Company will deliver to the Trustee (1) an opinion of an independent tax expert, such tax expert being a law or accounting firm, to the effect that there has been a Change in Tax Law which would entitle the Company to redeem the Notes hereunder and (2) an Officers’ Certificate stating that the Company or the Guarantor, as the case may be, cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it. The Trustee shall accept such opinion of the tax expert and Officers’ Certificate as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders.

(g) Any redemption pursuant to this Section 3.07 shall be conducted in accordance with the provisions of Sections 3.01 through 3.06.

(h) If any redemption date or purchase date is on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest in respect of Notes subject to redemption or purchase, as applicable, will be paid on the redemption date or purchase date, as applicable, to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders whose Notes will be subject to redemption or purchase by the Company.

Section 3.08 Mandatory Redemption; Open Market Purchases.

The Company will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. The Company or any of its Affiliates may at any time, and from time to time, acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws so long as such acquisition does not otherwise violate the terms of this Indenture.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

(a) The Company will pay, or cause to be paid, the principal, premium and Additional Amounts, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium and Additional Amounts, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Restricted Subsidiary, holds as of 11:00 a.m. (New York City) time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay the principal, premium and Additional Amounts, if any, and interest then due.

(b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Company shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Notes, the Note Guarantees and this Indenture (other than the type contemplated by Section 12.18) may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03 Taxes.

The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except (a) such as are being contested in good faith and by appropriate negotiations or proceedings or (b) where the failure to effect such payment could not reasonably be expected to result in a material adverse effect on (i) the business, financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole, or (ii) the ability of the Company or any Guarantor to perform any of its Obligations under this Indenture, the Notes or the Note Guarantees when due.

Section 4.04 Stay, Extension and Usury Laws.

The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05 Corporate Existence.

Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (2) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Restricted Subsidiaries, if the loss thereof would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.06 Reports and Other Information.

(a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to the rules and regulations promulgated by the Commission, the Company will file with the Commission within the time periods specified in the Commission’s rules and regulations that are then applicable to the Company (or if the Company is not then subject to the reporting requirements of the Exchange Act, then the time periods for filing applicable to a filer that is not an “accelerated filer” as defined in such rules and regulations):

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q (or any successor or comparable form) and 10-K (or any successor or comparable form) if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K (or any successor or comparable form) if the Company were required to file such reports,

in each case, in a manner that complies in all material respects with the requirements specified in such form.

(b) Notwithstanding Section 4.06(a), the Company will not be obligated to file such reports with the Commission if the Commission does not permit such filing, so long as the Company provides such information to the Trustee and the Holders and makes available such information to prospective purchasers of the Notes, in each case at the Company’s expense and by the applicable date the Company would be required to file such information pursuant to Section 4.06(a). In addition, to the extent not satisfied by the foregoing, for so long as any Notes are outstanding, the Company will furnish to the Holders and to prospective purchasers of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) The requirements set forth in Sections 4.06(a) and 4.06(b) may be satisfied by delivering such information to the Trustee and posting copies of such information on a website (which may be non-public and may be maintained by the Company or a third party) to which access will be given to Holders and prospective purchasers of the Notes.

(d) At any time that the Company is not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, no later than five Business Days after the date of the annual and quarterly financial information for the prior fiscal period have been filed pursuant to clause (1) of Section 4.06(a), the Company shall also hold live quarterly conference calls with the opportunity to ask questions of management. No fewer than ten Business Days prior to the date such conference call is to be held, the Company shall issue a press release to the appropriate U.S. wire services announcing such quarterly conference call for the benefit of the Holders, beneficial owners of the Notes, prospective purchasers of the Notes, securities analysts and market making financial institutions, which press release shall contain the time and the date of such conference call and direct the recipients thereof to contact an individual at the Company (for whom contact information shall be provided in such notice) to obtain information on how to access such quarterly conference call.

(e) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this Section 4.06 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(f) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s, any Guarantor’s or any other Person’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall have no obligation or responsibility to determine whether the Company (or any other Person) is required to file any reports or other information with the Commission, whether the Company’s information is available on (or has been posted to any website, other online data system or filed with EDGAR (or any successor system) or whether the Company (or any other Person) has otherwise delivered any notice or report in accordance with the requirements specified in this Section 4.06.

Section 4.07 Compliance Certificates.

(a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year (ending June 30) ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company and each Guarantor have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to his or her knowledge, the Company and each Guarantor have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Company and each Guarantor are taking or propose to take with respect thereto).

(b) When any Default or Event of Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Debt of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed Default or Event of Default, the Company will promptly (which shall be within five Business Days following the date on which the Company becomes aware of such Default or Event of Default, receives notice of such Default or Event of Default or becomes aware of such action, as applicable,) send to the Trustee an Officers’ Certificate specifying such event, its status and what action the Company is taking or proposes to take with respect thereof.

Section 4.08 Limitation on Restricted Payments.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:

(1) other than in the case of a Restricted Investment, no Event of Default shall have occurred and be continuing or will result as a consequence thereof;

(2) other than in the case of a Restricted Investment, after giving effect to such Restricted Payment on a pro forma basis, the Company would be permitted to Incur at least $1.00 of additional Debt pursuant to Section 4.09(a); and

(3) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date (excluding Restricted Payments permitted by any one or more of clauses (2) and (3) and clauses (5) through (11) of Section 4.08(b)) shall not exceed the sum (without duplication) of (such sum, the “Available Restricted Payments Amount”):

(i) 50% of the Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis during the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after June 30, 2024 and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment; plus

(ii) 100% of the aggregate net proceeds (including the Fair Market Value of property other than cash) received by the Company subsequent to the Issue Date either (A) as a contribution to its common equity capital or (B) from the issuance and sale (other than to a Subsidiary) of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion of Debt or Redeemable Capital Interests of the Company issued after the Issue Date (other than, in each case, net proceeds received from an issuance or sale of Capital Interests, Debt or Redeemable Capital Interests issued or sold to a Subsidiary of the Company or to an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); plus

(iii) to the extent that any Unrestricted Subsidiary of the Company designated as such on and after the Issue Date is redesignated as a Restricted Subsidiary pursuant to the terms of this Indenture, an amount not to exceed the amount of Investments previously made by the Company or any of its Restricted Subsidiaries in such Unrestricted Subsidiary that were previously included in the calculation of the amount of Restricted Payments pursuant to this clause (iii); plus

(iv) the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from repurchases or redemptions of Restricted Investments in any Person by such Person, proceeds realized from the sale of such Restricted Investments to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary (other than for reimbursement of tax payments), in each case to the extent such Restricted Investment was previously included in the calculation of Restricted Payments pursuant to this clause (iv); plus

(v) 100% of any dividends or interest payments received by the Company or a Restricted Subsidiary on and after the Issue Date from an Unrestricted Subsidiary, to the extent such dividends or interest payments were not otherwise included in the calculation of Consolidated Net Income of the Company for such period; plus

(vi) the greater of (x) $100.0 million and (y) 20.0% of the Consolidated EBITDA of the Company and its Restricted Subsidiaries.

(b) Notwithstanding whether Section 4.08(a) would prohibit the Company and its Restricted Subsidiaries from making a Restricted Payment, the Company and its Restricted Subsidiaries may make the following Restricted Payments:

(1) the payment of any dividend or distribution on Capital Interests in the Company or a Restricted Subsidiary or the consummation of any irrevocable redemption of Subordinated Obligations, within 60 days after declaration thereof or the delivery of any irrevocable notice of redemption, as the case may be, if at the declaration date or date of the notice of redemption, as the case may be, such payment or redemption was permitted by this Section 4.08;

(2) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Capital Interests or Subordinated Obligations of the Company or any Guarantor by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or to an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) of other Qualified Capital Interests of the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualified Capital Interests for purposes of clause (3)(ii) of Section 4.08(a) and will not be considered to be net cash proceeds from a Qualified Equity Offering for purposes of Section 3.07;

(3) the purchase, redemption, defeasance, repurchase or acquisition or retirement for value of any Subordinated Obligations of the Company or any Guarantor made by conversion into, or in exchange for, or out of the net cash proceeds of a substantially concurrent issue and sale of, Subordinated Obligations of the Company or any redemption, defeasance, repurchase or acquisition or retirement for value of Subordinated Obligations of any Guarantor made by conversion into or in exchange for, or out of the net cash proceeds of a substantially concurrent issue and sale of Subordinated Obligations of a Guarantor, so long as such refinancing Subordinated Obligations are permitted to be Incurred pursuant to Section 4.09 and constitute Refinancing Debt;

(4) the purchase, redemption, retirement or other acquisition for value of Capital Interests in the Company held by any current or former director, officer or employee of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment or alteration of employment status or pursuant to the terms of any agreement or plan under which such Capital Interests were issued; provided that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Interests does not exceed $20.0 million in any fiscal year; provided, further, that any unused amounts in any fiscal year may be carried forward to one fiscal year (on a non-cumulative basis), although such amount in any fiscal year may be increased by an amount not to exceed (i) the cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Qualified Capital Interests of the Company or any direct or indirect parent company of the Company (to the extent contributed to the Company) to existing or former directors, officers or employees of the Company and its Restricted Subsidiaries that occurs after the Issue Date; plus (ii) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date; less (iii) the amount of any Restricted Payments made since the Issue Date with the cash proceeds described in clauses (i) and (ii) of this clause (4);

(5) (i) any repurchase of Capital Interests deemed to occur upon the exercise of stock options, stock appreciation rights, restricted stock units, warrants or other convertible or exchangeable securities and (ii) any Restricted Payment pursuant to and in accordance with stock option plans and other benefit plans for management or employees of the Company or any Subsidiary;

(6) cash payment, in lieu of issuance of fractional shares, in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Interests of the Company or a Restricted Subsidiary;

(7) the declaration and payment of dividends to holders of any class or series of Redeemable Capital Interests of the Company issued or Incurred in compliance with Section 4.09 to the extent such dividends are included in the definition of “Consolidated Fixed Charges”;

(8) the defeasance, redemption, repurchase or other acquisition of any Subordinated Obligations (a) at a Purchase Price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control Triggering Event pursuant to provisions substantially similar to those described under Section 4.15 or (b) at a Purchase Price not greater than 100% of the principal amount thereof pursuant to provisions substantially similar to those described under Section 4.16; provided that prior to or contemporaneously with such defeasance, redemption, repurchase or other acquisition, the Company has made an Offer to Purchase with respect to the Notes and has repurchased all Notes validly tendered for payment and not withdrawn in connection therewith;

(9) other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (9), not to exceed the greater of (x) $145.0 million and (y) 30.0% of the Consolidated EBITDA of the Company and its Restricted Subsidiaries;

(10) any Restricted Payment so long as on the date of such Restricted Payment, after giving pro forma effect thereto and to any related transactions as if the same had occurred at the beginning of the Company’s most recently ended Four Quarter Period for which internal financial statements are available, the Company’s Net Leverage Ratio would not have exceeded 3.25 to 1.00; and

(11) the distribution, by dividend or otherwise, of shares of Capital Interests of, or Debt owed to the Company or a Restricted Subsidiary of the Company by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or cash equivalents);

provided, however, that at the time of and after giving effect to, any Restricted Payment permitted under clauses (4), (7), (8), (9) and (10) of this Section 4.08(b), no Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

(c) Notwithstanding the foregoing, and for the avoidance of doubt, (i) the conversion by holders of (including any cash payment upon conversion), or required payment of any principal or premium on, or required payment of any interest with respect to, any Permitted Convertible Notes, in each case, in accordance with the terms of the indenture governing such Permitted Convertible Notes, shall not constitute a Restricted Payment; provided that, to the extent both (a) the aggregate amount of cash payable upon conversion or payment of any Permitted Convertible Note (excluding any required payment of interest with respect to such Permitted Convertible Note and excluding any payment of cash in lieu of a fractional share due upon conversion thereof) exceeds the aggregate principal amount thereof and (b) such conversion or payment does not trigger or correspond to an exercise or early unwinding or settlement of a corresponding portion of the Bond Hedge Transactions constituting Permitted Call Spread Swap Contract relating to such Permitted Convertible Note (including, for the avoidance of doubt, the case where there is no Bond Hedge Transaction constituting a Permitted Call Spread Swap Contract relating to such Permitted Convertible Note), the payment of such excess cash shall constitute a Restricted Payment notwithstanding this clause (i) and clause (16) of the definition of “Permitted Investments”; and (ii) the Company’s entry into, and any required payment with respect to, or required early unwinding or settlement of, any Permitted Call Spread Swap Contract, in each case, in accordance with the terms of the agreement governing such Permitted Call Spread Swap Contract, shall not constitute a Restricted Payment; provided that, to the extent cash is required to be paid under a Warrant Transaction as a result of the election of “cash settlement” (or substantially equivalent term) as the “settlement method” (or substantially equivalent term) thereunder by the Company (or any of its Affiliates) (including in connection with the exercise and/or early unwind or settlement thereof), the payment of such cash shall constitute a Restricted Payment notwithstanding this clause (ii) and clause (16) of the definition of “Permitted Investments.”

(d) Notwithstanding the foregoing, the Company may repurchase, exchange or induce the conversion of Permitted Convertible Notes by delivery of shares of the Company’s common stock and/or a different series of Permitted Convertible Notes (which series (x) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the analogous date under the indenture governing the Permitted Convertible Notes that are so repurchased, exchanged or converted and (y) has terms, conditions and covenants that are no less favorable to the Company than the Permitted Convertible Notes that are so repurchased, exchanged or converted (as determined by the Board of Directors of the Company, or a committee thereof, in good faith)) (any such series of Permitted Convertible Notes, “Refinancing Convertible Notes”) and/or by payment of cash (in an amount that does not exceed the proceeds received by the Company from the substantially concurrent issuance of shares of the Company’s common stock and/or Refinancing Convertible Notes plus the net cash proceeds, if any, received by the Company pursuant to the related exercise or early unwinding or termination of the related Permitted Call Spread Swap Contracts pursuant to the immediately following proviso); provided that, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Notes that are so repurchased, exchanged or converted, the Company shall (and, for the avoidance of doubt, shall be permitted under this Section 4.08 to) exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Call Spread Swap Contracts, if any, corresponding to such Permitted Convertible Notes that are so repurchased, exchanged or converted.

(e) For purposes of this Section 4.08, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

Section 4.09 Limitation on Incurrence of Debt.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Debt (including Acquired Debt); provided, that the Company and any of its Restricted Subsidiaries may Incur any Acquired Debt or any other Debt if immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries, determined on a pro forma basis as if any such Debt, and any other Debt Incurred since the beginning of the Four Quarter Period, had been Incurred and the proceeds thereof had been applied at the beginning of the Four Quarter Period, and any other Debt repaid (other than Debt Incurred or repaid under the revolving portion of a Debt Facility) since the beginning of the Four Quarter Period had been repaid at the beginning of the Four Quarter Period, would be at least 2.00 to 1.00; provided that the aggregate principal amount of Acquired Debt or any other Debt Incurred by Non-Guarantor Subsidiaries pursuant to this Section 4.09(a) shall not exceed the greater of (x) $120.0 million and (y) 25.0% of the Consolidated EBITDA of the Company and its Restricted Subsidiaries at the time of Incurrence.

(b) Notwithstanding the provisions of Section 4.09(a), the Company and its Restricted Subsidiaries may Incur Permitted Debt.

(c) If obligations in respect of letters of credit are Incurred pursuant to a Debt Facility and relate to other Debt, then such letters of credit shall be treated as Incurred pursuant to clause (1) of the definition of Permitted Debt and such other Debt shall not be included. In addition, except as provided in the preceding sentence of this Section 4.09(c), Guarantees of, or obligations in respect of letters of credit relating to, Debt that is otherwise included in the determination of a particular amount of Debt shall not be included.

(d) For purposes of determining compliance of any non-U.S. dollar-denominated Debt with this Section 4.09, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall at all times be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred, in the case of term Debt, or first committed, in the case of revolving credit Debt; provided, however, that if such Debt is Incurred to refinance other Debt denominated in the same or different currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Debt does not exceed the principal amount of such Debt being refinanced. Notwithstanding any other provision of this Section 4.09, the maximum amount of Debt that the Company may Incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Debt Incurred to refinance other Debt, if Incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Debt is denominated that is in effect on the date of such refinancing.

(e) The accrual of interest, accrual of dividends, the accretion of accreted value, the amortization of debt discount and the payment of interest on Debt in the form of additional Debt and the payment of dividends on Capital Interests in the form of additional shares of Capital Interests with the same terms will not be deemed to be an Incurrence of Debt for purposes of this Section 4.09.

(f) The following shall not be deemed a separate Incurrence of Debt: (1) the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making a mandatory offer to purchase such Debt and (2) unrealized losses or charges in respect of Hedging Obligations.

(g) The Company will not permit any of its Unrestricted Subsidiaries to Incur any Debt or issue any Redeemable Capital Interests (in each case, other than any Non-Recourse Debt), except as permitted by Section 4.13. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Debt of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Debt is not permitted to be Incurred as of such date under this Section 4.09, the Company shall be in Default under this Section 4.09).

(h) The Company will not, and will not permit any Guarantor to, directly or indirectly, Incur any Debt (including Acquired Debt) that is or purports to be by its terms (or by the terms of any agreement governing such Debt) subordinated or junior in right of payment to any other Debt (including Acquired Debt) of the Company or such Guarantor, as the case may be, unless such Debt is expressly subordinated in right of payment to the Notes or such Guarantor’s Note Guarantee, as the case may be, to the same extent and in the same manner as such Debt is subordinated to such other Debt of the Company or such Guarantor, as the case may be. For purposes of the foregoing, no Debt will be deemed to be contractually subordinate or junior in right of payment to any other Debt solely by virtue of (1) being unsecured or (2) its having a junior priority with respect to the same collateral.

Section 4.10 Limitation on Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, create, Incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens) on or with respect to any of its property or assets (including Capital Interests of Subsidiaries), or income or profits therefrom, now owned or hereafter acquired or any of its interest therein or any income or profits therefrom, which Liens secure Debt, unless contemporaneously with the Incurrence of such Liens:

(1) in the case of Liens securing Subordinated Obligations, the Notes and related Note Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the Notes and related Note Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens.

Any Lien created for the benefit of Holders pursuant to this Section 4.10 shall be automatically and unconditionally released and discharged upon the release and discharge of each of the related Liens described in clauses (1) and (2) above.

Section 4.11 Future Guarantors.

(a) On the Issue Date or thereafter, if any Restricted Subsidiary, including any newly-acquired or newly-created Restricted Subsidiary, is or becomes a borrower under the Senior Credit Facilities or Guarantees the Obligations under the Senior Credit Facilities, then that Restricted Subsidiary shall become a Guarantor by execution of a supplemental indenture within 30 days of the date of such event, pursuant to which such Subsidiary will irrevocably and unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes and all other Obligations under this Indenture on a senior basis.

(b) Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Guarantor without rendering the guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, abuse of corporate assets or similar laws affecting the rights of creditors generally or otherwise to reflect applicable laws, including laws relating to the liability of directors and managers.

(c) Notwithstanding anything to the contrary contained herein (i) a Note Guarantee provided pursuant to the terms hereof by a Restricted Subsidiary organized in a jurisdiction other than the United States, the Netherlands, Australia, Bermuda, Canada, the United Kingdom, Ireland or Jamaica, including a Note Guarantee existing on the Issue Date, may be (or may be modified to become) a Limited Guarantee if the Board of Directors of the Company, in consultation with local counsel, makes a reasonable determination that such limitations are required under the applicable law of such jurisdiction, and (ii) a Restricted Subsidiary organized in a jurisdiction other than the United States, the Netherlands, Australia, Bermuda, Canada, the United Kingdom, Ireland or Jamaica will not be required to become a Guarantor if the Board of Directors of the Company, in consultation with local counsel, makes a reasonable determination that such Restricted Subsidiary cannot provide a Note Guarantee in view of the limitations imposed by the applicable law of such jurisdiction of more than de minimis value in relation to the assets of such Restricted Subsidiary.

(d) Each Note Guarantee shall be released in accordance with the provisions of Section 10.06.

Section 4.12 Limitation on Dividend and other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries that is not a Guarantor to, directly or indirectly, create or otherwise cause or permit to exist or become effective or enter into any encumbrance or restriction on the ability of such Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Interests owned by the Company or any Restricted Subsidiary, or with respect to any other interest or participation in, or measured by, its profits, or pay any Debt or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Interests in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Interests shall not be deemed a restriction on the ability to make distributions in Capital Interests);

(2) make loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Debt Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3) sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary.

(b) Section 4.12(a) will not apply to the following encumbrances or restrictions (including those existing under or by reason of):

(1) contractual encumbrances or restrictions pursuant to any Debt Facilities and related documentation and other agreements or instruments in effect at or entered into on the Issue Date;

(2) any encumbrance or restriction under this Indenture, the Notes and the Note Guarantees;

(3) any encumbrance or restriction existing at the time of the acquisition of property, so long as the encumbrances or restrictions relate solely to the property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

(4) any encumbrance or restriction which exists with respect to a Person that becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary of the Company on or after the Issue Date, which is in existence at the time such Person becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary or merging with or into a Restricted Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person;

(5) any encumbrance or restriction pursuant to an agreement effecting a permitted renewal, refunding, replacement, refinancing or extension of Debt issued pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (1) through (4), so long as such encumbrances and restrictions contained in any such agreement are not materially more restrictive, taken as a whole, with respect to such encumbrances and restrictions than those contained in the agreements governing the Debt being renewed, refunded, replaced, refinanced or extended in the good faith judgment of the Company;

(6) customary provisions restricting subletting or assignment of any lease, sublease, contract, or license of the Company or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;

(7) any encumbrance or restriction by reason of applicable law, rule, regulation, order, approval, license, permit or similar restriction;

(8) any encumbrance or restriction in connection with the sale of assets or Capital Interests, including, without limitation, any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

(9) restrictions on cash and other deposits or net worth imposed by customers or suppliers under contracts entered into the ordinary course of business;

(10) encumbrances and restrictions under any instrument governing Debt or Capital Interests of a Person acquired by the Company or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Capital Interests were Incurred or issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Debt, such Debt was permitted by the terms of this Indenture to be Incurred;

(11) encumbrances or restrictions that are customary provisions in joint venture agreements, asset sale agreements, stock sale agreements, sale leaseback agreements and other similar agreements;

(12) encumbrances and restrictions arising in respect of purchase money obligations (including Financing Lease Obligations) for property acquired in the ordinary course of business permitted under this Indenture, in each case, to the extent such restrictions and encumbrances limit the right of the debtor to dispose of assets subject to such Liens and apply to the property so acquired (and proceeds thereof);

(13) Liens securing Debt or other obligations otherwise permitted to be Incurred under this Indenture, including pursuant to the provisions of Section 4.10 that limit the right of the debtor to dispose of assets subject to such Liens;

(14) encumbrances or restrictions relating to any Non-Recourse Receivable Subsidiary Debt or any other contractual requirements of a Receivable Subsidiary that is a Restricted Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivable Subsidiary or the accounts receivable and related assets described in the definition of “Qualified Receivables Transaction” which are subject to such Qualified Receivables Transaction;

(15) any other agreement governing Debt entered into after the Issue Date in compliance with Section 4.09 that contains encumbrances and restrictions that are not materially more restrictive, taken as a whole, with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to any agreements in effect on the Issue Date or that do not materially affect the Company’s ability to make anticipated principal or interest payments on the Notes;

(16) restrictions on the sale, lease or transfer of property or assets arising or agreed to in the ordinary course of business, not relating to any Debt, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company and the Restricted Subsidiaries taken as a whole; and

(17) encumbrances or restrictions arising under deferred compensation arrangements or any “rabbi trust” formed in connection with any such arrangement.

Section 4.13 Limitation on Creation of Unrestricted Subsidiaries.

(a) The Company may designate any Subsidiary of the Company (including any newly-acquired or newly-formed Subsidiary) as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(1) no Default or Event of Default has occurred and is continuing after giving effect to such Designation;

(2) the Subsidiary to be so designated and its Subsidiaries do not at the time of Designation own any Capital Interests or Debt of, or own or hold any Lien with respect to, the Company or any Restricted Subsidiary of the Company;

(3) all the Debt of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(4) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation to:

(a) subscribe for additional Capital Interests of such Subsidiary; or

(b) maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve any specified levels of operating results; and

(5) (a) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (b) if such Subsidiary to be so designated has total consolidated assets greater than $10,000, the Company could at the time of Designation make (i) a Restricted Payment in an amount equal to the greater of the Fair Market Value or book value of such Subsidiary pursuant to Section 4.08 and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the amount available for Restricted Payments thereunder or (ii) a Permitted Investment.

(b) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) only if, immediately after giving effect to such Revocation:

(1) all the Debt of such Unrestricted Subsidiary could be Incurred pursuant to Section 4.09;

(2) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to Section 4.10; and

(3) no Default or Event of Default has occurred and is continuing after giving effect to such Revocation.

(c) Any such Designation or Revocation shall be evidenced to the Trustee by filing with the Trustee a Board Resolution of the Board of Directors of the Company giving effect to such Designation or Revocation, as the case may be, and an Officers’ Certificate certifying that such Designation or Revocation complied with the foregoing conditions.

(d) A Revocation will be deemed to be an Incurrence of Debt by a Restricted Subsidiary of any outstanding Debt of such Unrestricted Subsidiary. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture, and any Debt of such Subsidiary shall be deemed to be Incurred as of such date.

Section 4.14 Transactions with Affiliates.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving with respect to each such Affiliate Transaction or series of related Affiliate Transactions aggregate consideration in excess of $10.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable arm’s-length transaction by the Company or such Subsidiary with a Person that is not an Affiliate; and

(2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, the Company delivers to the Trustee a Board Resolution adopted by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board of Directors having no personal stake in such transaction, if any, approving such Affiliate Transaction together with an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.14(a).

(b) Section 4.14(a) will not limit, and shall not apply to:

(1) Restricted Payments that are permitted by the provisions of this Indenture described under Section 4.08 and Permitted Investments (other than Permitted Investments made pursuant to clause (2) or (17) of the definition thereof);

(2) the provision of reasonable and customary compensation and other benefits (including vacation, retirement, stock compensation, health, option, severance, deferred compensation, retirement, savings and other benefit plans), indemnities, contribution and insurance to directors, officers and employees of the Company or any Restricted Subsidiary in the ordinary course of business to the extent permitted by law;

(3) transactions between or among the Company and/or its Restricted Subsidiaries (other than a Receivable Subsidiary), including any such transactions with any third Person that is not an Affiliate;

(4) any agreement or arrangement as in effect on the Issue Date and any amendment or modification thereto so long as such amendment or modification is not more disadvantageous, taken as a whole, in any material respect to the Holders of the Notes than the agreement or arrangement in existence on the Issue Date;

(5) any contribution of capital to the Company;

(6) any transaction with a joint venture, partnership, limited liability company or other entity (other than an Unrestricted Subsidiary) that constitutes an Affiliate solely because the Company or a Restricted Subsidiary owns an equity interest in such joint venture, partnership, limited liability company or other entity; provided that no other Affiliate of the Company, other than the Company or a Restricted Subsidiary, shall have any beneficial interest or otherwise participate in such joint venture, partnership, limited liability company or other entity;

(7) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business that are, in the aggregate (taking into account all of the costs and benefits associated with such transactions), on terms that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, as determined in good faith by the Company, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company;

(8) transactions effected as part of a Qualified Receivables Transaction;

(9) any employment, severance or consulting agreement or other compensation agreement, arrangement or plan, or any amendment thereto, entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(10) sales of Capital Interests (other than Redeemable Capital Interests) to Affiliates of the Company;

(11) any transaction in which the Company or its Restricted Subsidiaries, as the case may be, deliver to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or its Restricted Subsidiary from a financial point of view or that such transaction complies with clause (1) of Section 4.14(a);

(12) transactions between the Company or any of its Restricted Subsidiaries and any Person that constitutes an Affiliate solely because a director thereof is also a director of the Company; provided that such director abstains from voting as a director of the Company on any matter involving such other Person; and

(13) any transaction on arm’s-length terms with non-Affiliates that become Affiliates as a result of such transaction.

Section 4.15 Offer to Purchase Upon Change of Control.

(a) Within 30 days following the occurrence of a Change of Control Triggering Event, the Company will make an Offer to Purchase all of the outstanding Notes at a Purchase Price in cash equal to 101% of the principal amount of the Notes tendered, together with accrued and unpaid interest, if any, to, but not including, the Purchase Date (the “Change of Control Payment”).

(b) On the Purchase Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes (in integral multiples of $1,000) properly tendered pursuant to the Offer to Purchase; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $150,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $150,000;

(2) deposit with the Paying Agent an amount equal to the Purchase Price in respect of all Notes or portions of Notes so accepted; and

(3) deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with the terms of this Section 4.15.

(c) The Paying Agent will promptly transmit to each Holder of Notes so accepted the Purchase Price for such Notes, and, in the case of any Definitive Note purchased in part, the Trustee will promptly authenticate upon receipt of an Authentication Order and deliver to each Holder thereof a new Definitive Note equal in principal amount to any unpurchased portion of the Definitive Notes surrendered, if any; provided that each such new Definitive Note will be in a principal amount of $150,000 or integral multiples of $1,000 in excess thereof.

(d) If a Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Purchase Date will be paid on the Purchase Date to the Person in whose name a Note is registered at the close of business on such Record Date.

(e) The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws or regulations in connection with any repurchase of the Notes pursuant to this Section 4.15. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under this Indenture by virtue of such compliance.

(f) Other than as specifically provided in this Section 4.15, any purchase pursuant to this Section 4.15 shall be made pursuant to the provisions of Sections 3.05 and 3.06.

(g) The Company will not be required to make an Offer to Purchase upon a Change of Control Triggering Event if (1) a third party makes such Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements of this Indenture and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase or (2) the Company has exercised its right to redeem all of the Notes pursuant to Section 3.07, unless and until there is a default in payment of the applicable redemption price.

(h) Any Offer to Purchase may, at the Company’s discretion, be subject to one or more conditions precedent, including the completion of a Qualified Equity Offering, Change of Control, Asset Sale or other corporate transaction or the occurrence of a Change of Control Triggering Event. If an Offer to Purchase is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Company’s sole discretion, the

Purchase Date may be delayed until such time (including more than 60 days after the date of the applicable notice) as any or all such conditions shall be satisfied or waived by the Company in its sole discretion, or such purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Purchase Date, or by the Purchase Date as so delayed.

Section 4.16 Limitation on Asset Sales.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Capital Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale, together with the consideration received by the Company and its Restricted Subsidiaries in all other Asset Sales since the Issue Date (on a cumulative basis) by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Eligible Cash Equivalents.

For purposes of clause (2) of this Section 4.16(a) and for no other purpose, each of the following will be deemed to be cash:

(i) any liabilities, as shown on the most recent consolidated balance sheet of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assignment and assumption or novation agreement that releases the Company or such Restricted Subsidiary from further liability with respect thereto;

(ii) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of their receipt to the extent of the cash received in that conversion; and

(iii) any Designated Non-cash Consideration received by the Company or any such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of (x) $50.0 million and (y) 2.5% of the Consolidated Total Assets of the Company and its Restricted Subsidiaries at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b) Within 450 days after the receipt of any Net Available Cash from an Asset Sale, or, if with respect to clauses (3), (4) and (5) of this Section 4.16(b), within 450 days after the receipt of any Net Available Cash from any Asset Sale the Company or any Restricted Subsidiary entered into a contractual commitment pursuant to a binding agreement with the good faith expectation to apply any such Net Available Cash within 180 days of such commitment (an “Acceptable Commitment”), then, within the later of 450 days after the receipt of such Net Available Cash and 180 days from the date of the Acceptable Commitment, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Available Cash at its option to any combination of the following:

(1) to permanently reduce (and permanently reduce commitments with respect thereto): (A) Secured Debt under the Senior Credit Facilities, (B) Secured Debt of the Company (other than any Redeemable Capital Interests or Subordinated Obligations) or Secured Debt of a Guarantor (other than any Redeemable Capital Interests or Subordinated Obligations) or (C) Debt of a Non-Guarantor Subsidiary, in each case, other than Debt owed to the Company or an Affiliate of the Company;

(2) to permanently repay or reduce other Debt that ranks pari passu in right of payment with the Notes (“Pari Passu Debt”), other than Redeemable Capital Interests and Debt owed to the Company or an Affiliate of the Company; provided that if the Company shall so reduce any such Pari Passu Debt, the Company shall equally and ratably reduce Obligations under the Notes as provided either, at the Company’s option, under Section 3.07, through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth in this Section 4.16 for an Offer to Purchase) to all Holders of Notes to purchase some or all of their Notes at a purchase price equal to 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be paid;

(3) to acquire all or substantially all of the assets or a line of business of, or any Capital Interests of, another Person engaged in a Permitted Business, if, after giving effect to any such acquisition of Capital Interests, such Person is or becomes a Restricted Subsidiary of the Company;

(4) to make capital expenditures (including any capitalized software development costs) in or that are used or useful in a Permitted Business or to make expenditures for maintenance, repair or improvement of existing properties and assets in accordance with the provisions of this Indenture;

(5) to acquire other assets that are not classified as current assets under GAAP that are used or useful in a Permitted Business; or

(6) any combination of the foregoing;

provided that pending the final application of any such Net Available Cash in accordance with clause (1), (2), (3), (4), (5) or (6) of this Section 4.16(b), the Company or any Restricted Subsidiary may temporarily reduce revolving credit borrowings under any Debt Facility or otherwise invest the Net Cash Proceeds in any manner not prohibited by this Indenture.

(c) Any Net Available Cash from Asset Sales that are not applied or invested as provided in Section 4.16(b) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $75.0 million, the Company will, within 30 days thereof, make an Offer to Purchase to all Holders of Notes (on a pro rata basis among the Notes), and to all holders of other Pari Passu Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase, the maximum principal amount of Notes and such other Pari Passu Debt that may be purchased out of the

Excess Proceeds. The offer price in any Offer to Purchase will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the Purchase Date and will be payable in cash, in accordance with the procedures set forth in the definition of Offer to Purchase or the agreements governing the Pari Passu Debt, as applicable, in the case of the Notes in integral multiples of $1,000; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $150,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $150,000. The Company shall commence an Offer to Purchase with respect to Excess Proceeds by mailing (or otherwise delivering in accordance with the Applicable Procedures of the Depositary) the notice required pursuant to the definition of Offer to Purchase to the Holders, with a copy to the Trustee.

If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those funds for any purpose not otherwise prohibited by this Indenture and they will no longer constitute Excess Proceeds. If the aggregate principal amount of Notes and other Pari Passu Debt tendered in such Offer to Purchase exceeds the amount of Excess Proceeds, the Company will select the Notes and such other Pari Passu Debt to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $150,000 or any integral multiple of $1,000 in excess thereof will be purchased). Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero.

(d) If the Purchase Date is on or after an applicable Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Purchase Date will be paid on the Purchase Date to the Person in whose name a Note is registered at the close of business on such Record Date.

(e) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

(f) Any Offer to Purchase may, at the Company’s discretion, be subject to one or more conditions precedent, including the completion of a Qualified Equity Offering, Change of Control, Asset Sale or other corporate transaction or the occurrence of a Change of Control Triggering Event. If an Offer to Purchase is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Company’s sole discretion, the Purchase Date may be delayed until such time (including more than 60 days after the date of the applicable notice) as any or all such conditions shall be satisfied or waived by the Company in its sole discretion, or such purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Purchase Date, or by the Purchase Date as so delayed.

Section 4.17 Effectiveness of Covenants.

(a) Following the first day (a “Suspension Date”):

(1) the Notes have Investment Grade Ratings from both Rating Agencies; and

(2) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as a “Covenant Suspension Event”), the Company and its Restricted Subsidiaries will not be subject to the provisions of Sections 4.08, 4.09, 4.11 (but only with respect to any Person that is required to become a Guarantor after such Covenant Suspension Event), 4.12, 4.14, 4.16 and 5.01(a)(3) (collectively, the “Suspended Covenants”).

(b) In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants with respect to the Notes following any Suspension Date and, subsequently, either one or both Rating Agencies withdraws its rating or downgrades the rating assigned to the Notes below the required Investment Grade Rating, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain an Investment Grade Rating from both Rating Agencies and no Default or Event of Default is in existence; provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Note Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants had remained in effect during such period. The period of time between the Suspension Date and the Reinstatement Date is referred to as the “Suspension Period.”

(c) On the Reinstatement Date, all Debt (including any Acquired Debt) Incurred during the Suspension Period will be classified as having been Incurred or issued pursuant to Section 4.09(a) or, at the Company’s option, pursuant to one of the clauses set forth in the definition of “Permitted Debt” (in each case, to the extent such Debt would be permitted to be Incurred thereunder as of the Reinstatement Date and after giving effect to Debt Incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Debt would not be so permitted to be Incurred pursuant to Section 4.09, such Debt will be deemed to have been outstanding on the Issue Date, so that it is classified or permitted under clause (4) of the definition of “Permitted Debt.” Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under Section 4.08 will be made as though such covenant had been in effect from the Issue Date and prior to, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 4.08(a).

(d) For purposes of Section 4.11, any Person that is required to become a Guarantor because it has become a borrower under the Senior Credit Facilities or Guaranteed the Obligations under the Senior Credit Facilities during the Suspension Period shall provide a Note Guarantee within 30 days of the Reinstatement Date.

(e) During any period when the Suspended Covenants are suspended, the Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture.

(f) Promptly following the occurrence of any Covenant Suspension Event or Reinstatement Date, the Company will provide an Officers’ Certificate to the Trustee regarding such occurrence. The Trustee shall have no obligation to independently determine or verify if a Covenant Suspension Event or Reinstatement Date has occurred or notify the Holders of any Covenant Suspension Event or Reinstatement Date. The Trustee may provide a copy of such Officers’ Certificate to any Holder of the Notes upon written request.

Section 4.18 Payment of Additional Amounts

(a) All payments made under or with respect to the Notes or with respect to any Note Guarantee will be made free and clear of and without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges of whatever nature, including any penalties and interest relating thereto (“Taxes”) imposed or levied by or on behalf of the government of, or any political subdivision of any authority or agency therein or thereof having power to tax of, (i) any jurisdiction in which the Company (including any surviving entity) is then incorporated, organized or resident for tax purposes, (ii) any jurisdiction in which any Guarantor is then incorporated, organized or resident for tax purposes or (iii) any jurisdiction from or through which payment is made by or on behalf of the Company or any Guarantor (including, without limitation, the jurisdiction of any Paying Agent) (each of (i), (ii) and (iii), a “Relevant Tax Jurisdiction”), unless the withholding or deduction of such Taxes is then required by law or by regulation or by government policy having the force of law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of any Relevant Tax Jurisdiction will at any time be required by law or by regulation or by government policy having the force of law to be made from any payments made under or with respect to the Notes or with respect to any Note Guarantee, including, without limitation, payments of principal, redemption price, repurchase price, interest or premium, the Company, the relevant Guarantor or other payor, as applicable, will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder (including Additional Amounts) after such withholding or deduction will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:

(1) any Taxes that would not have been imposed but for the Holder of a Note or the beneficial owner of a Note being a citizen or resident or national of, incorporated in or carrying on a business or maintaining a permanent establishment or physical presence in, the applicable Relevant Tax Jurisdiction in which such Taxes are imposed or having any other present or former connection with the applicable Relevant Tax Jurisdiction other than the mere acquisition, holding, enforcement or receipt of payment in respect of such Note or any Note Guarantee;

(2) any Taxes that are imposed or withheld as a result of the failure of the Holder of a Note or beneficial owner of a Note to comply with any timely reasonable written request, made to that Holder or beneficial owner, by the Company or any of the Guarantors to provide timely and accurate information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any valid and timely declaration or similar claim or satisfy any certification, information or other reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the applicable Relevant Tax Jurisdiction as a precondition to any exemption from or reduction in all or part of such Taxes to which such Holder or beneficial owner is entitled;

(3) any Note presented for payment (where Notes are in the form of definitive registered Notes and presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period);

(4) any payment under or with respect to a Note made to any Holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note;

(5) any estate, inheritance, gift, sales, excise, transfer, personal property or similar Taxes;

(6) any Taxes payable other than by deduction or withholding from payments under, or with respect to, the Notes or with respect to any Note Guarantee;

(7) any withholding or deduction required pursuant to Sections 1471 through 1474 of the Code as of the Issue Date (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) or any regulations or agreements thereunder, official interpretations thereof, or any law, regulation or government policy having the force of law implementing an intergovernmental agreement with respect thereto; and

(8) any combination of items (1) through (7) above.

(b) In addition, a Guarantor that is a Swiss tax resident entity shall not be required to pay any Additional Amounts with respect to any Swiss Taxes withheld by such Guarantor under the Swiss Federal Act on Withholding Tax as of October 13, 1965; provided that this restriction shall not in any way limit the obligations of any non-Swiss persons otherwise obligated to pay Additional Amounts to pay the Additional Amounts in respect of the deduction of Swiss withholding Taxes; provided, further, that in the event that a Swiss tax resident Guarantor that would otherwise be required to pay Additional Amounts with respect to Swiss Taxes is relieved from such obligation pursuant to this sentence, the other Guarantors, jointly and severally, irrevocably and unconditionally Guarantee, on a senior unsecured basis, the payment of such Additional Amounts in respect of such Swiss Taxes.

(c) In addition to the foregoing, the Company and the Guarantors will also pay and indemnify the Trustee and any Holder or beneficial owner of a Note for any present or future stamp, issue, registration, excise, court or documentary taxes, or any other similar Taxes which are levied by any Relevant Tax Jurisdiction on or in connection with the execution, delivery, registration or enforcement of any of the Notes, this Indenture, any Note Guarantee, or any other document or instrument referred to herein or therein.

(d) If the Company or any Guarantor, as the case may be, is or becomes obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or any Note Guarantee, the Company or the relevant Guarantor, as the case may be, will deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Company or the relevant

Guarantor shall notify the Trustee promptly thereafter) an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officers’ Certificate shall also set forth any other information reasonably necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date. The Trustee shall be entitled to rely solely on such Officers’ Certificate as conclusive proof that such payments are necessary and for the amount of such payments, and in the absence of such Officers’ Certificate, the Trustee may assume that no Additional Amounts are due. The Company or the relevant Guarantor will provide the Trustee with documentation evidencing the payment of Additional Amounts and the Trustee will make such documentation available to the Holders of the Notes.

(e) The applicable withholding agent will make all required withholdings and deductions and will remit the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law. Upon request, the Company or the relevant Guarantor will provide to the Trustee an official receipt or, if official receipts are not obtainable, other documentation evidencing the payment of any Taxes so deducted or withheld. The Company or the relevant Guarantor (as the case may be) will attach to each receipt or other documentation a certificate stating the amount of such Taxes paid per $1,000 principal amount of the Notes then outstanding. Upon request, copies of those receipts or other documentation, as the case may be, will be made available by the Trustee to the Holders of the Notes.

(f) Whenever in this Indenture, the Notes or the Note Guarantees there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes or Note Guarantee (as the case may be), such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(g) The obligations under this Section 4.18 will survive termination, Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture and any transfer by a Holder or beneficial owner of its Notes and will apply mutatis mutandis to any jurisdiction in which any successor person to the Company or any Guarantor is incorporated, organized or resident for tax purposes or any jurisdiction from or through which such person makes any payment on or with respect to the Notes (or any Note Guarantee) and any political subdivision thereof or therein.

ARTICLE 5

SUCCESSORS

Section 5.01 Consolidation, Merger, Conveyance, Transfer or Lease.

(a) The Company will not in any transaction or series of related transactions, consolidate or merge with or into or wind up into any other Person (whether or not the Company is the surviving corporation), or directly or indirectly sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of the Company, taken as a whole, to any other Person, unless:

(1) (i) the Company is the surviving Person or (ii) the resulting or surviving Person (if not the Company) or the Person to which such sale, assignment, conveyance, transfer, lease or other disposition has been made (such Person, the “Successor Company”) (A) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of any member state of the European Union, the United Kingdom, Switzerland, Canada or the United States, any political subdivision thereof or any state thereof or the District of Columbia (and, if such entity is not a corporation, a co-obligor of the Notes is a corporation organized under any such laws) and (B) the Successor Company shall expressly assume, by a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee, all of the Obligations of the Company under the Notes and this Indenture;

(2) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to any such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had occurred on the first day of the determination period, (A) the Successor Company could Incur $1.00 of additional Debt under Section 4.09(a) or (B) the Consolidated Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries for the most recent Four Quarter Period shall be equal to or greater than such Consolidated Fixed Charge Coverage Ratio immediately prior to such transaction (or the first such transaction if there are a series of transactions);

(4) each Guarantor (unless it is the other party to the transactions described above, in which case clause (1) of Section 5.01(c) shall apply) shall have by a supplemental indenture confirmed that its Note Guarantee shall apply to such Successor Company’s Obligations under this Indenture and the Notes; and

(5) the Company delivers, or causes to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture.

(b) Subject to the limitations set forth in this Indenture, the Successor Company will succeed to, and be substituted for, the Company under this Indenture and the Notes. Notwithstanding the foregoing, failure to satisfy the requirements of clauses (2) and (3) of Section 5.01(a) will not prohibit:

(1) a merger or amalgamation between the Company and a Restricted Subsidiary that is a wholly owned Subsidiary of the Company or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company to a Restricted Subsidiary that is a wholly owned Subsidiary of the Company; or

(2) a merger or amalgamation between the Company and an Affiliate incorporated solely for the purpose of converting the Company into a corporation organized under the laws of any member state of the European Union, the United Kingdom, Switzerland, Canada or the United States or any political subdivision or state thereof or the District of Columbia, so long as, in each case, the amount of Debt of the Company and its Restricted Subsidiaries is not increased thereby.

(c) The Company will not permit any Guarantor, in any transaction or series of related transactions, to consolidate or merge with or into or wind up into any other Person (whether or not such Guarantor is the surviving corporation), or directly or indirectly sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties or assets to any Person (other than to the Company or another Guarantor), unless:

(1) (A) the resulting, surviving or transferee Person (the “Successor Guarantor”), if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture, the Notes and its Note Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(B) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

(C) the Company delivers, or causes to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture; or

(2) in the event the transaction results in the release of the Guarantor’s Note Guarantee under clause (1)(A) of Section 10.06(a), the transaction is made in compliance with Section 4.16 (it being understood that only such portion, if any, of the Net Available Cash as is required to be applied on the date of such transaction in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time).

(d) Subject to the limitations set forth in this Indenture, the Successor Guarantor will succeed to, and be substituted for, such Guarantor under this Indenture and the Note Guarantee of such Guarantor.

(e) Notwithstanding the foregoing, any Guarantor may merge or amalgamate with or into or transfer all or part of its properties and assets to another Guarantor or merge or amalgamate with a Restricted Subsidiary of the Company, so long as the resulting entity remains or becomes a Guarantor.

Section 5.02 Successor Entity Substituted.

Upon any consolidation, merger, amalgamation, winding-up, sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties or assets of the Company or a Guarantor in accordance with Section 5.01, the Company and a Guarantor, as the case may be, will be released from its obligations under this Indenture and the Notes or its Note Guarantee, as the case may be, and the Successor Company and the Successor Guarantor, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, the Company or a Guarantor, as the case may be, under this Indenture and the Notes or such Note Guarantee, as the case may be; provided that, in the case of a lease of all or substantially all of its properties or assets, the Company will not be released from the obligation to pay the principal of and interest on the Notes, and a Guarantor will not be released from its obligations under its Note Guarantee.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(1) default in the payment in respect of the principal of (or premium, if any, on) any Note when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3) failure by the Company or any Guarantor to comply with its obligations under clauses (1), (2), (3) and (4) of Section 5.01(a) and clauses (A), (B) and (C) of Section 5.01(c)(1), as applicable;

(4) failure to perform or comply with Section 4.06 and continuance of such failure to perform or comply for a period of 120 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(5) except as permitted by or in accordance with the terms of this Indenture, the Note Guarantee of any Guarantor that is a Significant Subsidiary shall for any reason cease to be, or it shall be asserted by such Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms;

(6) default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor in this Indenture (other than a covenant or agreement, a default in whose performance or whose breach is specifically dealt with in clauses (1), (2), (3), (4) or (5) above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(7) a default or defaults under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Debt for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is Guaranteed by the Company or any Restricted Subsidiary) having, individually or in the aggregate, a principal or similar amount outstanding of at least $75.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or (except in the case of any Debt owing to the Company by any Restricted Subsidiary or any Debt of any Restricted Subsidiary owing to the Company or another Restricted Subsidiary) shall constitute a failure to pay a principal or similar amount of such Debt equal to at least $75.0 million when due and payable after the expiration of any applicable grace period with respect thereto; provided that this clause (7) shall not apply to (i) any redemption, exchange, repurchase, conversion or settlement with respect to any Permitted Convertible Notes, or satisfaction of any condition giving rise to or permitting the foregoing, pursuant to their terms unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default hereunder or (ii) any early payment requirement or unwinding or termination with respect to any Permitted Call Spread Swap Contract, or satisfaction of any condition giving rise to or permitting the foregoing, in accordance with the terms thereof where neither the Company nor any of its Affiliates is the “defaulting party” (or substantially equivalent term) under the terms of such Permitted Call Spread Swap Contract;

(8) the entry against the Company or any Restricted Subsidiary of a final non-appealable judgment or final non-appealable judgments for the payment of money in an aggregate amount in excess of $75.0 million (net of amounts covered by insurance), by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days; or

(9) (a) the Company or a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)	commences proceedings to be adjudicated bankrupt or insolvent;

(ii)

consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Law;

(iii)

consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(iv)	makes a general assignment for the benefit of its creditors; or

(v)	generally is not paying its debts as they become due; or

(b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)

is for relief against the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, in a proceeding in which the Company, any such Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(ii)

appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of

Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary; or

(iii)

orders the liquidation, dissolution or winding up of the Company, or any Restricted Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02 Acceleration.

(a) If an Event of Default (other than an Event of Default described in clause (9) of Section 6.01 with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration (except with respect to the non-payment of principal of, premium on, if any, or interest, if any, on the Notes, other than the non-payment of such amounts that have become due solely by such declaration of acceleration) if (1) the rescission would not conflict with any judgment or decrees and (2) all existing Events of Default, other than the non-payment of principal of, premium on, if any, or interest, if any, on the Notes that have become due solely by such declaration of acceleration, have been cured or waived, as provided in this Indenture.

(b) In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (7) of Section 6.01 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (7) of Section 6.01 shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Debt within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

(c) If an Event of Default described in clause (9) of Section 6.01 occurs with respect to the Company, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(d) The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the Holders to do so.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Additional Amounts, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) may, on behalf of the Holders of all the Notes, waive any past Default under this Indenture and rescind its consequences if such a waiver and rescission would not conflict with any judgment or decree of a court of competent jurisdictions, except a default:

(1) in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company), other than the non-payment of principal of (or premium, if any) or interest on any Notes that have become due solely by declaration of acceleration; or

(2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Subject to the obligation to provide indemnity satisfactory to the Trustee, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee, and the Trustee may take any action deemed proper by the Trustee that is not inconsistent with such direction. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture, the Notes or any Note Guarantee, or that is unduly prejudicial to the rights of any other Holder, or that would involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

Subject to Section 6.07, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested in writing to the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the notice, request and the offer of security or indemnity; and

(5) the Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction that is inconsistent with such written request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium and Additional Amounts, if any, and interest on its Note, on or after the respective due dates expressed or provided for in such Note (including in connection with an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and any other obligor on the Notes for the whole amount of principal, premium and Additional Amounts, if any, and interest remaining unpaid on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 6.09 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12 Trustee May File Proofs of Claim.

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes, including the Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian, receiver, trustee or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.06. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13 Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money in the following order, on the date or dates fixed by the Trustee:

(1) First, to the Trustee and its agents and attorneys for all amounts due under Section 7.06, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(2) Second, to Holders for amounts due and unpaid on the Notes for principal, premium and Additional Amounts, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Amounts, if any, and interest, respectively; and

(3) Third, to the Company or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13. Promptly after any record date is set pursuant to this Section 6.13, the Trustee shall cause notice of such record date and payment date to be given to the Company and to each Holder in the manner set forth in Section 12.01.

Section 6.14 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(4) none of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee will be under no obligation to exercise any of the rights or powers under this Indenture, the Notes and the Note Guarantees at the request or direction of any of the Holders unless such Holders have provided to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses, fees and liabilities which might be incurred by it in compliance with such request or direction.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. Moneys held by the Trustee and the Paying Agent will remain uninvested.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine in good faith to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both subject to the other provisions of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or a Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.

(f) The Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.

(g) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, each Agent and each agent, custodian and other Person employed to act hereunder.

(i) The Trustee may request that the Company and each Guarantor deliver an Officers’ Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k) The Trustee shall not have any liability or responsibility with respect to, or obligation or duty to monitor, determine or inquire (i) as to the Company’s, any Guarantor’s or any other Person’s compliance with any covenant under this Indenture (other than the covenant to make payment on the Notes) or (ii) as to whether or not any Rating Agency has adjusted the rating of the Notes.

Section 7.03 Individual Rights of Trustee.

The Trustee or any Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee or such Agent. However, in the event that the Trustee acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee (if this Indenture has been qualified under the Trust Indenture Act) or resign. The Trustee is also subject to Sections 7.09 and 7.10.

Section 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any Note Guarantee, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein, in the Notes, in the Offering Circular or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes.

Section 7.05 Notice of Defaults.

If a Default occurs and is continuing of which the Trustee is deemed to have knowledge in accordance with Section 7.02(f), the Trustee will give to each Holder a notice of the Default within 90 days after Trustee is deemed to have knowledge thereof. Except in the case of an Event of Default specified in clauses (1) or (2) of Section 6.01, the Trustee may withhold from the Holders notice of any continuing Default if it determines that withholding notice is in the interests of the Holders.

Section 7.06 Compensation and Indemnity.

(a) The Company and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors, jointly and severally, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Company and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold each of the Trustee and any predecessor harmless from and against, any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of this Indenture and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Company or any Guarantor (including this Section 7.06)) or defending itself against any claim whether asserted by any Holder, the Company, any Guarantor or any other Person, or liability in connection with the acceptance, exercise or performance of any of its powers, duties or rights hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or any Guarantor of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. Neither the Company nor any Guarantor need reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, gross negligence or bad faith.

(c) The obligations of the Company and the Guarantors under this Section 7.06 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

(d) To secure the payment obligations of the Company and the Guarantors in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except funds held in trust to pay principal and interest on particular Notes. Such Lien shall survive the resignation or removal of the Trustee or the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07. The Trustee may resign in writing at any time by giving 30 days’ prior notice of such resignation to the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.09;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a receiver or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the successor Trustee to replace it with another successor Trustee appointed by the Company.

(c) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and such transfer shall be subject to the Lien provided for in Section 7.06. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company’s and the Guarantors’ obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

(f) As used in this Section 7.07, the term “Trustee” shall also include each Agent; provided that the resignation of an Agent becomes effective on the date specified in the notice of resignation.

Section 7.08 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including its obligations under this Indenture) to, another corporation or national banking association, the successor corporation or national banking association without any further act shall be the successor Trustee, subject to Section 7.09.

Section 7.09 Eligibility; Disqualification.

(a) There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

(a) This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Section 310(a) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.10 Preferential Collection of Claims Against the Company.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, in the case of Section 8.03 pursuant to a Board Resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

(a) Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to this Indenture, all outstanding Notes and Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) through (5) below, and to have satisfied all of its other obligations under such Notes and this Indenture, including that of the Guarantors (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of such Notes to receive payments in respect of the principal of and any premium, if any, and interest on such Notes when payments are due, solely out of the trust created pursuant to this Indenture referred to in Section 8.04;

(2) the Company’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee and the Company’s and the Guarantors’ obligations in connection therewith;

(4) the Company’s right of optional redemption pursuant to Section 3.07; and

(5) this Section 8.02.

(b) Following the Company’s exercise of its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

(c) Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

(d) If the Company exercises the Legal Defeasance option, each Guarantor will be released and relieved of any obligation under its Note Guarantee in accordance with the provisions under Section 10.06.

Section 8.03 Covenant Defeasance.

(a) Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 4.03, 4.05, 4.06, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and 4.17 and clause (3) of Section 5.01(a) with respect to the outstanding Notes, and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Note Guarantees, on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, an Event of Default specified in Sections 6.01(3) (that resulted solely from the failure by the Company to comply with clause (3) of Section 5.01(a)), 6.01(4), 6.01(5), 6.01(6) (only with respect to covenants that are released as a result of such Covenant Defeasance), 6.01(7), 6.01(8) or 6.01(9) (solely with respect to Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), in each case, shall not constitute an Event of Default.

(b) If the Company exercises the Covenant Defeasance option, each Guarantor will be released and relieved of any obligation under its Note Guarantee in accordance with the provisions under Section 10.06.

Section 8.04 Conditions to Legal Defeasance or Covenant Defeasance.

(a) The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the outstanding Notes:

(1) the Company must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes: (A) cash in U.S. dollars in an amount, (B) Government Securities, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of an Independent Financial Advisor expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company) the redemption date thereof, as the case may be, in accordance with the terms of this Indenture and such Notes; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officers’ Certificate delivered to the Trustee at least two Business Days prior to the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that:

(A) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling; or

(B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders and beneficial owners of such Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such Notes and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders and beneficial owners of such Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Notes and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur;

(4) no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowing);

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture and the agreements governing any other Debt being defeased, discharge or replaced) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;

(6) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Legal Defeasance or Covenant Defeasance have been complied with;

(7) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company, any Guarantor or others; and

(8) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be (which instructions may be contained in the Officers’ Certificate referred to in clause (7) above).

Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this

Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium and Additional Amounts, if any, and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law.

(b) The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

(c) Anything in this Article 8 to the contrary notwithstanding, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of an Independent Financial Advisor expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to the Company.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium and Additional Amounts, if any, or interest on any Note and remaining unclaimed for one year after such principal, premium and Additional Amounts, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or government obligations in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided that, if the Company makes any payment of principal, premium and Additional Amounts, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders.

(a) Notwithstanding Section 9.02, the Company, the Guarantors and the Trustee, at any time and from time to time, may, without the consent of any Holders, enter into one or more indentures supplemental to this Indenture for any of the following purposes:

(1) to evidence the succession of another Person to the Company or a Guarantor and the assumption by any such successor of the covenants of the Company or a Guarantor in this Indenture, the Notes and the Note Guarantees in accordance with Section 5.01;

(2) to add to the covenants of the Company and its Restricted Subsidiaries for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Guarantor;

(3) to add additional Events of Default for the benefit of the Holders;

(4) to provide for or facilitate the issuance of uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 4701(b)(1)(B) of the Code;

(5) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;

(6) to provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture;

(7) to add a Guarantor or to release a Guarantor from its Note Guarantee or modify a Note Guarantee, in each case in accordance with this Indenture;

(8) to cure any ambiguity, defect, omission, mistake or inconsistency;

(9) to make any other provisions with respect to matters or questions arising under this Indenture; provided that such actions pursuant to this clause (9) shall not adversely affect the interests of the Holders in any material respect;

(10) to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of notes” section of the Offering Circular;

(11) to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(12) to secure the Notes and the Note Guarantees;

(13) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including to facilitate the issuance and administration of the Notes; provided, however, that compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law; or

(14) to comply with the rules of any applicable securities depositary.

(b) Upon the request of the Company, and upon receipt by the Trustee of the documents described in Sections 9.05 and 12.03, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the foregoing, the Company and the then-existing Guarantors need not be a party to, and no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture pursuant to, a supplemental indenture to this Indenture executed by such Guarantor and the Trustee, the form of which is attached as Exhibit C, except as provided in Section 5.01(c).

(c) For the avoidance of doubt, the Trustee shall not be responsible for making any determination as to whether or not the consent of Holders is required in connection with any amendment, supplement or waiver of any provision of this Indenture, the Notes or the Note Guarantees.

Section 9.02 With Consent of Holders.

(a) Except as provided in Section 9.01 and this Section 9.02, the Company, the Guarantors and the Trustee may, with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), enter into an indenture or indentures supplemental to this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Notes or the Note Guarantees or of modifying in any manner the rights of the Holders of the Notes under this Indenture, including the definitions therein and, subject to Sections 6.04 and 6.07, waive any existing Default or Event of Default. Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

(b) Upon the request of the Company, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Sections 9.05 and Section 12.03, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver.

(d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall give to the Holders a notice briefly describing such amendment, supplement or waiver. However, the failure of the Company to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of any such amendment, supplement or waiver.

(e) Without the consent of each affected Holder, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(2) reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

(3) modify the obligations of the Company to make Offers to Purchase upon a Change of Control Triggering Event or from the Excess Proceeds of Asset Sales after the occurrence of such Change of Control Triggering Event or such Asset Sale;

(4) modify or change any provision of this Indenture affecting the ranking of the Notes or any Note Guarantee in a manner adverse to the Holders of the Notes;

(5) modify any of the provisions of this Section 9.02 or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

(6) release any Note Guarantees required to be maintained under this Indenture or modify the Note Guarantees in any manner adverse to the Holders (in each case, other than in accordance with the terms of this Indenture).

(f) For the avoidance of doubt, the Trustee shall not be responsible for making any determination as to whether or not the consent of Holders, or what percentage of such Holders, is required in connection with any amendment, supplement or waiver of any provision of this Indenture, the Notes or the Note Guarantees.

(g) A consent to any amendment, supplement or waiver of this Indenture, the Notes or the Note Guarantees by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

Section 9.03 Revocation and Effect of Consents.

(a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b) The Company may, but shall not be obligated to, fix a record date pursuant to Section 1.04 for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.

Section 9.04 Notation on or Exchange of Notes.

(a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05 Trustee to Sign Amendments, etc.

In executing any amendment, supplement or waiver, the Trustee shall receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.03, an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent are satisfied with respect to the execution and delivery of any such amendment, supplemental indenture or waiver, that such amendment, supplemental indenture or waiver is authorized or permitted by this Indenture, that such amendment, supplemental indenture or waiver is the legal, valid and binding obligation of the Company and each Guarantor party thereto, enforceable against each of them in accordance with its terms, subject to customary exceptions, and that such amendment, supplemental indenture or waiver complies with the provisions hereof.

ARTICLE 10

GUARANTEES

Section 10.01 Guarantee.

(a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior unsecured basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (1) the principal, premium and Additional Amounts, if any, and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise (collectively, the “Guaranteed Obligations”). Failing payment by the Company when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each of the Note Guarantees shall be a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder or the Trustee with respect to any provisions hereof or thereof (other than any waiver or consent expressly releasing such Guarantor’s obligations hereunder), the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 10.06.

(c) Each of the Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) Incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(d) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any amount paid either to the Trustee or such Holder, each Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders or the Trustee in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Note Guarantees. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders or the Trustee under the Note Guarantees.

(f) Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g) In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h) Each payment to be made by a Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02 Limitation on Guarantor Liability.

(a) Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or abuse of corporate assets or similar laws affecting the rights of creditors generally, including laws relating to the liability of directors and managers, in each case to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Note Guarantee will be entitled, upon payment in full of all Guaranteed Obligations under this Indenture, to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, determined in accordance with GAAP.

(b) Limitation on Note Guarantees by Swiss Guarantors.

(1) If and to the extent that a payment by a Swiss Guarantor with respect to any Guaranteed Obligations would, at the time such Guaranteed Obligations are due, not be permitted under Swiss law, in particular if and to the extent that such Swiss Guarantor Guarantees Obligations other than Obligations of one of its wholly-owned direct or indirect Subsidiaries, then the obligation of that Swiss Guarantor to make such payment shall be limited to the maximum amount permitted by Swiss law at the time payment is demanded from the Swiss Guarantor; provided, that any such limitation under Swiss law shall not reduce such Swiss Guarantor’s Guaranteed Obligations in excess of such limited amount (any amount in excess of such limited amount, the “Excess Amount”), but merely postpone the payment date of any Excess Amount until such time or times as the payment thereof is permitted under Swiss law. Any and all indemnities and guarantees by the Swiss Guarantor contained in this Indenture shall be construed in a manner consistent with this Section 10.02(b).

(2) In order to obtain the maximum benefit under its Note Guarantee, each Swiss Guarantor undertakes to promptly implement all such measures and/or to promptly obtain the fulfillment of all prerequisites allowing it to promptly perform its Obligations under this Indenture and make any required payment(s) with respect to any Guaranteed Obligations from time to time, including the following:

(A) preparation of an up-to-date audited balance sheet of such Swiss Guarantor;

(B) confirmation of the auditors of such Swiss Guarantor that the relevant amount represents the maximum freely distributable equity;

(C) approval by a shareholders’ or a quotaholders’ meeting (as applicable) of such Swiss Guarantor of the resulting profit distribution; and

(D) all such other measures necessary or useful to allow such Swiss Guarantor to make the payments and perform its Obligations under this Indenture with a minimum of limitations.

(c) Limitation on Note Guarantees by German Guarantors.

(1) To the extent that the Note Guarantee created under this Indenture is granted by a Guarantor incorporated in Germany as a limited liability company (Gesellschaft mit beschränkter Haftung, GmbH) (each a “German Guarantor”) and the Note Guarantee of such German Guarantor guarantees amounts which are owed by direct or indirect shareholders of such German Guarantor or Subsidiaries of such shareholders (with the exception of such German Guarantor and Subsidiaries of such German Guarantor), the Note Guarantee of such German Guarantor shall be subject to certain limitations as set out in the following clauses of this Section 10.02(c). In relation to any other amounts guaranteed, the Note Guarantee of such German Guarantor shall remain unlimited.

(2) Subject to clauses (4) and (5) below, the Trustee shall not be entitled to enforce the Note Guarantee with respect to a German Guarantor to the extent that such German Guarantor demonstrates that:

(A) at the time of its entry into this Indenture:

(i) entry into the Note Guarantee caused such German Guarantor’s net assets (Nettovermögen within the German law meaning of that term) (the “Net Assets”) calculated as per the day of entry into the Note Guarantee to fall below the amount of its stated share capital (Stammkapital within the German law meaning of that term) (such reduction being a Begründung einer Unterbilanz within the German law meaning of that term); or

(ii) the entry into the Note Guarantee caused such German Guarantor’s Net Assets to be further reduced (Vertiefung einer Unterbilanz within the German law meaning of that term) (if its Net Assets were at the date of entry into the Note Guarantee already lower than its stated share capital); or

(B) the enforcement has the effect of:

(i) reducing such German Guarantor’s Net Assets (calculated as per the day of the Payment Demand (as defined below)) to an amount less than its stated share capital (Stammkapital within the German law meaning of that term) (such reduction being a Begründung einer Unterbilanz within the German law meaning of that term); or

(ii) causing such German Guarantor’s Net Assets to be further reduced (Vertiefung einer Unterbilanz within the German law meaning of that term) (if its Net Assets are at the day of the Payment Demand already lower than its stated share capital), and that in cases of (A) and (B) of this clause (c) such German Guarantor thereby contravenes the obligatory preservation of its stated share capital according to §§ 30, 31 German GmbH-Act (GmbH-Gesetz) (the “GmbH-Act”) (“Limitation on Enforcement” or “Limitation Event”). For the purpose of determining whether a Limitation Event has occurred, any indemnification claim (Freistellungsanspruch within the German law meaning of that term) or recourse claim (Rückgriffsanspruch within the German law meaning of that term) which such German Guarantor has acquired, or would acquire against a shareholder or another Subsidiary of the Company or any of its affiliates as a result of entry into or the enforcement of the Note Guarantee, shall be taken into account to the extent that such indemnification or recourse claim is fully valuable (vollwertig) within the meaning of sentence 2 of paragraph 1 of § 30 GmbH-Act and in accordance with applicable court rulings of the German Federal Court of Justice (BGH) (“Recourse Claim”). To the extent that there is such Recourse Claim, no Limitation on Enforcement applies.

(3) The value of the Net Assets shall be determined in accordance with the relevant provisions of the German Commercial Code (Handesgesetzbuch) (the “HGB”) relating to the preparation of unconsolidated balance sheets (Jahresabschluss within the German law meaning of that term according to § 42 GmbH-Act, §§ 242, 264 HGB) consistently applied from time to time as they are in full force and effect as at the date hereof, save that:

(A) the amount of any increase of the stated share capital (Stammkapital within the German law meaning of that term) of a German Guarantor effected out of retained earnings (Kapitalerhöhung aus Gesellschaftsmitteln within the German law meaning of that term) registered after the date of this Indenture shall be deducted from the relevant stated share capital; and

(B) loans and other liabilities incurred in violation of the provisions of this Indenture or the Notes shall be disregarded.

(4) The Limitation on Enforcement shall only apply if and to the extent that the managing director(s) (Geschäftsführer within the German law meaning of that term) on behalf of the respective German Guarantor has delivered an Officers’ Certificate to the Trustee within 5 Business Days following the Trustee’s demand under the Note Guarantee (the “Payment Demand”) certifying:

(A) that such German Guarantor did not hold a Recourse Claim in case of clause (2)(A) above, on the date of entering into this Indenture and, in case of clause (2)(B) above, on the date of the Payment Demand;

(B) the amount of such German Guarantor’s Net Assets on the day of entering into this Indenture and the day of the Payment Demand; and

(C) that and to what extent the demanded payment would lead to the occurrence of a Limitation Event (the “Management Determination”), provided that until and including the earlier of (i) the date falling ten Business Days after the Payment Demand and (ii) the date of the delivery of the Management Determination to the Trustee, the right to enforce the Note Guarantee (whether in full or in part) shall be suspended.

(5) If the Trustee (acting at the direction of the Holders of a majority in principal amount of the outstanding Notes) disagrees with the Management Determination, the Trustee shall nevertheless be entitled to enforce the Note Guarantee up to such amount which is undisputed between the Trustee (acting at the direction of the Holders of a majority in principal amount of the outstanding Notes) and the relevant German Guarantor in accordance with the provisions of clause (4) above. In relation to the amount which is disputed, the Limitation on Enforcement shall only apply if a firm of auditors of international standing and reputation has determined within 45 calendar days (or such longer period as has been agreed between the relevant German Guarantor and the Trustee (acting at the direction of the Holders of a majority in principal amount of the outstanding Notes)) from the date the Trustee has contested the Management Determination (A) whether the relevant Recourse Claim was or was not fully valuable (vollwertig) at the time of entry into this Indenture and the date of the Payment Demand, (B) the amount of the relevant German Guarantor’s Net Assets on the date of entering into this Indenture and date of the Payment Demand and (C) to what extent the demanded payment would lead to the occurrence of a Limitation Event (the “Auditor’s Determination”). If the Trustee (acting at the direction of the Holders of a majority in principal amount of the outstanding Notes) and the relevant German Guarantor do not agree on the appointment of a joint auditor within 5 Business Days from the date the Trustee has disputed the Management Determination, the Trustee (acting at the direction of the Holders of a majority in principal amount of the outstanding Notes) shall be entitled to appoint auditors of international standing and reputation in the discretion of the instructing Holders. The amounts determined in the Auditor’s Determination shall be (except for manifest error) binding for all parties. The costs of the Auditor’s Determination shall be borne by the Company. If pursuant to the Auditor’s Determination the amount payable under the Note Guarantee is higher than set out in the Management Determination, the relevant German Guarantor shall pay the difference to the Trustee within 5 Business Days after receipt of the Auditor’s Determination.

(6) If, and to the extent that, the Note Guarantee has been enforced without regard to the Limitation on Enforcement because (A) the Management Determination or the Auditor’s Determination was not delivered within the relevant time frame or (B) the amount payable under the Note Guarantee resulting from the Auditor’s Determination is lower than the respective amount resulting from the Management Determination, the Trustee shall upon written demand of the relevant German Guarantor to the Trustee (on behalf of the Trustee and the Holders) repay any amount (in each case limited to the amount received by it respectively under the Note Guarantee granted under this Indenture and not passed on by the Trustee in accordance with this Indenture or the Notes) in the case of (A) above, for which the Trustee would not have been entitled to enforce had the Management Determination or the Auditor’s Confirmation been delivered in time, and in the case of (B) above, which is equal to the difference between the amount paid and the amount payable resulting from the Auditor’s Determination calculated as of the date of entry into this Indenture or the date of the Payment Demand, as the case may be, and in accordance with clause (3) above, provided such demand for repayment is made to the Trustee in case of (A) above within two (2) months from the delivery of the Auditor’s Determination and in case of (B) above within four (4) months from the date the Note Guarantee has been enforced (in each case an Ausschlussfrist within the German law meaning of that term).

(7) If a German Guarantor intends to demonstrate that the enforcement of the Note Guarantee would lead to the occurrence of a Limitation Event, then such German Guarantor shall realize at market value, or if a market value cannot be determined, at arm’s-length terms to the extent necessary to satisfy the amounts demanded under the Note Guarantee, any and all of its assets that are shown in its balance sheet with a book value (Buchwert) which are significantly lower than their market value and to the extent that such assets are not necessary for the relevant German Guarantor’s business (nicht betriebsnotwendig).

(8) The Limitation on Enforcement does not affect the right of the Trustee or the Holders to claim again any outstanding amount at a later point in time if and to the extent that clause (2) of this Section 10.02(c) would allow this at that later point.

(9) The Limitation on Enforcement does not apply in relation to amounts that correspond to funds that constitute proceeds of Notes issued under this Indenture and have been on-lent to, or otherwise been passed on to, the relevant German Guarantor or any of its Subsidiaries and, in case of clause (2)(B) above, are still outstanding. The burden of demonstrating that no amounts have been passed on to a German Guarantor is on that German Guarantor, provided that an up-to-date financial statement of that German Guarantor prepared in accordance with the principles applicable to its unconsolidated balance sheet (Jahresabschluss according to § 42 GmbH-Act, §§ 242, 264 German Commercial Code) and setting out in reasonable detail in its annex (Anhang) any such on-lending or confirming its nonexistence, shall constitute prima facie evidence for this purpose.

(10) The Limitation on Enforcement does not apply to any amounts payable under the Note Guarantee if and, in case of clause (2)(B) above, as long as a domination and/or profit and loss transfer agreement in accordance with § 291 of the German Stock Corporation Act (Aktiengesetz, the “AktG”) is in existence, unless the existence of such domination and/or profit and loss transfer agreement does not have the effect as set out in sentence 2 of paragraph 1 of § 30 GmbH-Act.

(11) This Section 10.02(c) shall apply mutatis mutandis if the Note Guarantee is granted by a Guarantor incorporated in Germany and organized as a limited partnership (Kommanditgesellschaft, KG) or general partnership (offene Handelsgesellschaft, oHG) with a limited liability company incorporated under German law (Gesellschaft mit beschränkter Haftung, GmbH) as general partner (Komplementär bzw. unbeschränkt haftender Gesellschafter within the German law meaning of that term) (a “Relevant General Partner”) of such Guarantor, in respect of such Relevant General Partner.

(12) The restrictions under this Section 10.02(c) shall not apply if, at the time of enforcement of the Note Guarantee, as a result of a change in laws or German supreme court jurisprudence (höchstrichterliche Rechtsprechung), the granting or enforcement of the Note Guarantee can no longer result in a personal liability of a German Guarantor’s or, as applicable, a Relevant General Partner’s managing directors with a view to the obligatory preservation of its stated share capital according to §§ 30, 31 GmbH-Act or any substitute provision.

(13) The Trustee shall have not have any liability or responsibility with respect to, or obligation or duty to monitor, determine or inquire (i) as to any German Guarantor’s compliance with any provision of this Section 10.02 (ii) as to whether or not any claim under any German Guarantor’s Note Guarantee does or would result in a Limitation on Enforcement, or (iii) if less than the full amount is payable under any German Guarantor’s Note Guarantee, the amount otherwise payable. The Trustee shall not be required to verify or make any investigation into the facts, matters or calculations stated or contained in any notices, information, certificates or reports provided to the Trustee pursuant to this Section 10.02(c) (including, without limitation, any Officers’ Certificate or Auditor’s Determination), and the Trustee may conclusively and solely rely upon the Officers’ Certificates delivered pursuant to this Section for the purpose of determining the maximum amount payable by any German Guarantor under its Note Guarantee if less than the full amount. To the extent that any consent or instruction from the Holders is required under this Section 10.02(c), the Trustee shall not have any duty or obligation to determine whether such consent or instruction is required nor any duty or obligation to solicit such consent or instructions.

(d) Limitation on Note Guarantees by Italian Guarantors.

(1) Notwithstanding any other provision of this Indenture and notwithstanding anything to the contrary in this Indenture, the Trustee, the Holders and the Guarantors acknowledge and agree that all obligations and liabilities howsoever assumed by each Italian Guarantor, under whatever title or form (and including but not limited to as a guarantor or a joint and several obligor) shall be subject to all of the following limitations:

(A) such obligations and liabilities shall not include any obligations or liabilities the assumption or accrual of which would breach the prohibition of financial assistance as defined in article 2358 of the Italian Civil Code;

(B) pursuant to article 1938 of the Italian Civil Code, such obligations and liabilities shall not exceed for each Italian Guarantor, an amount equal to Euro 55,000,000.00 (fifty-five million/00); and

(C) in any event such obligations and liabilities shall never be enforced in excess of 20% (twenty percent) of the then outstanding Net Worth of each Italian Guarantor.

Section 10.03 Execution and Delivery.

(a) To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.

(b) Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

(c) If an Officer of any Guarantor whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates any Note, the Note Guarantee of such Guarantor shall be valid nevertheless.

(d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of a Note Guarantee set forth in this Indenture on behalf of each of the Guarantors.

(e) If required by Section 4.11, the Company shall cause any newly-created or newly-acquired Restricted Subsidiary to provide a Note Guarantee in compliance with the provisions of Section 4.11 and this Article 10, to the extent applicable.

Section 10.04 Subrogation.

Each Guarantor shall be subrogated to all rights of Holders and the Trustee against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 10.05 Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 10.06 Release of Note Guarantees.

(a) A Note Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Company or the Trustee shall be required for the release of such Guarantor’s Note Guarantee, upon:

(1) (A) any sale, assignment, transfer, conveyance, exchange or other disposition (by merger, amalgamation, consolidation or otherwise) of the Capital Interests of such Guarantor after which the applicable Guarantor is no longer a Restricted Subsidiary, or the sale of all or substantially all of the assets of such Guarantor, in each case in a sale, assignment, transfer, conveyance, exchange or other disposition that is made in compliance with the provisions of this Indenture, including Section 4.16 (it being understood that only such portion of the Net Available Cash as is required to be applied on or before the date of such release in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time); provided that all Guarantees and other obligations of such Guarantor in respect of all other Debt of the Company and its Restricted Subsidiaries terminate upon consummation of such transaction;

(B) the release or discharge of such Guarantor as borrower under the Senior Credit Facilities or from its Guarantee of Debt of the Company and its Restricted Subsidiaries under the Senior Credit Facilities, except a release or discharge by or as a result of payment under such Guarantee or in connection with a refinancing, refunding or replacement of the Senior Credit Facilities in which such Guarantor is a borrower or guarantor of the obligations under the new refinanced, refunded or replacement Senior Credit Facilities (it being understood that a release subject to a contingent reinstatement will constitute a release for purposes of this provision, and that if any such Guarantee is so reinstated, such Note Guarantee shall also be reinstated to the extent that such Guarantor would then be required to provide a Note Guarantee pursuant to Section 4.11);

(C) the Designation of any Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of this Indenture or the occurrence of any event following which the Guarantor is no longer a Restricted Subsidiary pursuant to the applicable provisions of this Indenture; or

(D) the Company’s exercise of its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 or the satisfaction and discharge of the Company’s obligations under this Indenture in accordance Article 11; and

(2) such Guarantor delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction and release have been complied with.

(b) At the written request of the Company, the Trustee shall execute and deliver any documents reasonably requested in order to evidence such release, discharge and termination in respect of the applicable Note Guarantee.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

This Indenture will be discharged, and will cease to be of further effect as to all Notes and all Note Guarantees (except as to surviving rights, powers, trust, duties, immunities and indemnities of the Trustee and any agent hereunder and the obligations of the Company and the Guarantors in connection therewith or registration of transfer or exchange of the Notes, in each case, as expressly provided for in this Indenture), when:

(a) either: (A) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust, have been delivered to the Trustee for cancellation; or (B)(i) all such Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable by reason of the giving of a notice of redemption or otherwise or (y) will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds (consisting of cash in U.S. dollars, Government Securities or a combination thereof) in an amount sufficient, as confirmed, certified or attested to by an Independent Financial Advisor in a written certification delivered to the Trustee, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officers’ Certificate delivered to the Trustee at least two Business Days prior to the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption, (ii) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities or any other material agreement or material instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound; and (iii) the Company has delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be;

(b) the Company or any Guarantor has paid or caused to be paid all other sums then due and payable under this Indenture; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge have been complied with.

Section 11.02 Application of Trust Money.

(a) Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium and Additional Amounts, if any, and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

(b) If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Company has made any payment of principal, premium and Additional Amounts, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent, as the case may be.

ARTICLE 12

MISCELLANEOUS

Section 12.01 Notices.

(a) Any notice or communication to the Company, any Guarantor or the Trustee is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to its address:

if to the Company or any Guarantor:

c/o Cimpress USA Incorporated

275 Wyman Street

Waltham, Massachusetts 02451

Email: mwalsh@cimpress.com and legal.notices@cimpress.com

Attention: General Counsel

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Email: john.oconnell@stblaw.com

Attention: John G. O’Connell, Esq.

if to the Trustee:

U.S. Bank Trust Company, National Association

100 Wall Street, 6th Floor

New York, NY 10005

Attention: Global Corporate Trust

Tel: (212) 951-8579

Email: michelle.mena@usbank.com

The Company, any Guarantor or the Trustee, by like notice, may designate additional or different addresses for subsequent notices or communications.

(b) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; at the time delivered, if mailed by overnight air courier guaranteeing next day delivery; when sent, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

(c) Any notice or communication to a Holder of Definitive Notes shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its registered address shown on the Note Register. Any notice or communication to Holders of Global Notes will be given to the Depositary in accordance with its Applicable Procedures. Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e) Notices given in accordance with the procedures of DTC will be deemed given on the date sent to DTC.

(f) The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission; provided, however, that (1) the party providing such electronic communication shall provide to the Trustee an incumbency certificate listing authorized officers designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing, and (2) such notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. If such person elects to give the Trustee email or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s reasonable understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

(g) If a notice or communication is given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h) If the Company gives a notice or communication to Holders, it shall give a copy to the Trustee and each Agent at the same time.

Section 12.02 Communication by Holders with Other Holders.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes as if this Indenture were subject to such Trust Indenture Act Section 312(b) (except for the provisions of such Section 312(b) pertaining to filings with, and hearings before, the Commission). The Company, the Trustee, the Registrar and anyone else shall be deemed to have the protection of Trust Indenture Act Section 312(c).

Section 12.03 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee:

(a) an Officers’ Certificate (which shall include the statements set forth in Section 12.04) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel (which shall include the statements set forth in Section 12.04) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that (A) subject to Section 5.01(c), no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit C and (B) no Opinion of Counsel pursuant to this Section 12.03 shall be required in connection with the authentication and delivery of Notes on the Issue Date.

Section 12.04 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.07) shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.05 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.06 No Personal Liability of Shareholders, Partners, Officers or Directors.

No director, manager, officer, employee, equity owner, general or limited partner, incorporator or other Person acting in any capacity similar to any of the foregoing, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company or the Guarantors under the Notes, any Note Guarantee or this Indenture by reason of such status.

Each Holder of Notes by accepting a Note expressly waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

Section 12.07 Governing Law.

THIS INDENTURE, THE NOTES AND ANY NOTE GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.08 Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.09 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, pandemics, epidemics or similar health crises, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.10 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11 Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

Section 12.12 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.13 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be deemed to be an original, but all of them together represent the same agreement.

Section 12.14 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.15 Facsimile, PDF and Electronic Delivery of Signature Pages.

The exchange of copies of this Indenture and of signature pages by facsimile, portable document format (“PDF”) or other electronic transmissions shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmissions shall be deemed to be their original signatures for all purposes.

Section 12.16 U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 12.17 Payments Due on Non-Business Days.

In any case where any Interest Payment Date, redemption date, purchase date, the Stated Maturity of the Notes or any other payment date shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium and Additional Amounts, if any, or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, redemption date, purchase date, at the Stated Maturity of the Notes or such other payment date, provided that no interest will accrue for the period from and after such Interest Payment Date, redemption date, repurchase date, Stated Maturity or such other payment date, as the case may be.

Section 12.18 Jurisdiction; Consent to Service of Process.

(a) Each party hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any U.S. Federal or New York State court sitting in the Borough of Manhattan, New York, New York in any action or proceeding arising out of or relating to this Indenture, the Notes and/or any Note Guarantee, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Indenture shall affect any right that the Trustee or any Holder of Notes may otherwise have to bring any action or proceeding relating to this Indenture, the Notes or any Note Guarantee against any party hereto or its properties in the courts of any jurisdiction.

(b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture in any court referred to in paragraph (a) of this Section 12.18. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) The Company and the Guarantors hereby irrevocably designate, appoint and empower Cogency Global Inc. (the “Process Agent”), in the case of any suit, action or proceeding brought in the United States of America as their designee, appointee and agent to receive, accept and acknowledge for and on their behalves, and in respect of their property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Indenture, the Notes or the Guarantees. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to the Company or any Guarantor in care of the Process Agent at 122 East 42 Street, 18th Floor, New York, New York

10168, and the Company and the Guarantors hereby irrevocably authorize and direct the Process Agent to accept such service on their behalves. As an alternative method of service, the Company and the Guarantors irrevocably consent to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Process Agent or the Company or any Guarantor at the address specified in Section 12.01.

(d) To the extent permitted by law, each party to this Indenture hereby irrevocably waives personal service of any and all process upon it and agrees that all such service of process may be made by registered mail (return receipt requested) directed to it at its address for notices as provided for in Section 12.01. Nothing in this Indenture will affect the right of any party to this Indenture to serve process in any other manner permitted by law.

[Signatures on following page]

CIMPRESS PLC, as Company

By:	/s/ Sean Quinn
Name: Sean Quinn
Title: Authorized Signatory

BUILD A SIGN LLC, as Guarantor

By:	/s/ Sean Quinn
Name: Sean Quinn
Title: Managing Director

CIMPRESS USA INCORPORATED, as Guarantor

By:	/s/ Sean Quinn
Name: Sean Quinn
Title: President

CIMPRESS WINDSOR CORPORATION, as Guarantor

By:	/s/ Sean Quinn
Name: Sean Quinn
Title: Treasurer

CIMPRESS INVESTMENTS B.V., as Guarantor

By:	/s/ Sean Quinn
Name: Sean Quinn
Title: Managing Director

[Signature page to Indenture]

CIMPRESS JAMAICA LIMITED, as Guarantor

By:	/s/ Sean Quinn
Name: Sean Quinn
Title: Managing Director

CIMPRESS DEUTSCHLAND GMBH, as Guarantor

By:	/s/ Sean Quinn
Name: Sean Quinn
Title: Managing Director

CIMPRESS IRELAND LIMITED, as Guarantor

By:	/s/ Sean Quinn
Name: Sean Quinn
Title: Authorized Signatory

CIMPRESS SCHWEIZ GMBH, as Guarantor

By:	/s/ Sean Quinn
Name: Sean Quinn
Title: Managing Director

CIMPRESS UK LIMITED, as Guarantor

By:	/s/ Jonathan Chevalier
Name: Jonathan Chevalier
Title: Managing Director

[Signature page to Indenture]

CIMPRESS USA MANUFACTURING INCORPORATED, as Guarantor

By:	/s/ Brad Hedderson
Name: Brad Hedderson
Title: President

NATIONAL DESIGN LLC, as Guarantor

By:	/s/ Peter Kelly
Name: Peter Kelly
Title: President and CEO

NATIONAL PEN CO. LLC, as Guarantor

By:	/s/ Peter Kelly
Name: Peter Kelly
Title: President and CEO

NATIONAL PEN PROMOTIONAL PRODUCTS LIMITED, as Guarantor

By:	/s/ Sean Quinn
Name: Sean Quinn
Title: Director

NATIONAL PEN TENNESSEE LLC, as Guarantor

By:	/s/ Peter Kelly
Name: Peter Kelly
Title: President and CEO

[Signature page to Indenture]

NP CORPORATE SERVICES LLC, as Guarantor

By:	/s/ Peter Kelly
Name: Peter Kelly
Title: President and CEO

PIXARTPRINTING S.P.A., as Guarantor

By:	/s/ Sean Quinn
Name: Sean Quinn
Title: Managing Director

PRINTI LLC, as Guarantor

By:	/s/ Sean Quinn
Name: Sean Quinn
Title: Managing Director

TRADEPRINT DISTRIBUTION LIMITED, as Guarantor

By:	/s/ Paolo Roatta
Name: Paolo Roatta
Title: Director

VISTAPRINT B.V., as Guarantor

By:	/s/ Sean Quinn
Name: Sean Quinn
Title: Managing Director

[Signature page to Indenture]

VISTAPRINT CORPORATE SOLUTIONS INCORPORATED, as Guarantor

By:	/s/ Jonathan Chevalier
Name: Jonathan Chevalier
Title: President

VISTAPRINT LIMITED, as Guarantor

By:	/s/ Sean Quinn
Name: Sean Quinn
Title: President

VISTAPRINT NETHERLANDS B.V., as Guarantor

By:	/s/ Sean Quinn
Name: Sean Quinn
Title: Managing Director

WIRMACHENDRUCK GMBH, as Guarantor

By:	/s/ Johannes Voetter
Name: Johannes Voetter
Title: Managing Director

WABASH DIGITAL, INC., as Guarantor

By:	/s/ Sean Quinn
Name: Sean Quinn
Title: President

[Signature page to Indenture]

Executed as a deed:

Signed, sealed and delivered for and on behalf of Cimpress Australia Pty Limited ACN 137 563 369 by its attorney, Sean Edward Quinn, under power of attorney dated September 12, 2024, in the presence of:

/s/ Matthew Walsh Signature of witness	/s/ Sean Quinn Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney.

Matthew Walsh Full name of witness (print)

[Signature page to Indenture]

Executed as a deed:

Signed, sealed and delivered for and on behalf of 99Designs Pty Limited ACN 128 987 155 by its attorney, Sean Edward Quinn, under power of attorney dated September 12, 2024, in the presence of:

/s/ Matthew Walsh Signature of witness	/s/ Sean Quinn Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney.

Matthew Walsh Full name of witness (print)

[Signature page to Indenture]

Executed as a deed:

Signed, sealed and delivered for and on behalf of Vistaprint Australia Pty Limited ACN 649 414 111 by its attorney, Sean Edward Quinn, under power of attorney dated September 12, 2024, in the presence of:

/s/ Matthew Walsh Signature of witness	/s/ Sean Quinn Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney.

Matthew Walsh Full name of witness (print)

[Signature page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee, Registrar and Paying Agent

By:	/s/ Michelle Mena-Rosado
Name: Michelle Mena-Rosado
Title: Vice President

[Signature page to Indenture]

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES AND

ADDITIONAL NOTES

Section 1.1 Definitions.

(a) Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Distribution Compliance Period,” with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of Euroclear securities clearance system or any successor securities clearing agency.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

(b) Other Definitions.

Term	Defined in Section
“Agent Members”	2.1(c)
“Definitive Notes Legend”	2.2(e)
“ERISA Legend”	2.2(e)
“Global Note”	2.1(b)
“Global Notes Legend”	2.2(e)

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Term	Defined in Section
“IAI Global Note”	2.1(b)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.2(e)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)

Section 2.1 Form and Dating

(a) The Initial Notes issued on the Issue Date shall be (i) offered and sold by the Company to the initial purchasers thereof and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”). Additional Notes may also be considered to be Rule 144A Notes or Regulation S Notes, as applicable.

(b) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered RS-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. One or more global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, numbered RIAI-1 upward (collectively, the “IAI Global Note”) shall also be issued on the Issue Date in accordance with an Authentication Order of the Company, deposited with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture, to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. The Rule 144A Global Note, the IAI Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Increase and Decreases in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect additional issuances, transfers, exchanges, redemptions and payments. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee, the Custodian or the Depositary, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of this Indenture and Section 2.2(c) of this Appendix A.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.02 of this Indenture and pursuant to an Authentication Order, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

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Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee, each Agent and each of their respective agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Agent or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d) Definitive Notes. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i) to register the transfer of such Definitive Notes; or

(ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(2) in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

(i) a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

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(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon an Authentication Order, a new applicable Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d) Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.

(i) Transfers by an owner of a beneficial interest in a Rule 144A Global Note or an IAI Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, in the case of a transfer of a beneficial interest in either a Regulation S Global Note or a Rule 144A Global Note for an interest in an IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

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(ii) During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the U.S. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note or an IAI Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

(iii) Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A for an exchange from a Regulation S Global Note to an Unrestricted Global Note.

(iv) Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note or an IAI Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and/or upon delivery of such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(v) If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Company shall issue and the Trustee shall authenticate, upon an Authentication Order, a new Unrestricted Global Note in the appropriate principal amount.

(e) Legends.

(i) Except as permitted by Section 2.2(d) and this Section 2.2(e) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY (OR ANY INTEREST HEREIN), BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: SIX MONTHS AFTER THE LATER OF THE

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ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000 OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Note shall bear the following additional legend (“ERISA Legend”):

BY ITS ACQUISITION OF THIS SECURITY (OR ANY INTEREST THEREIN), THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT EITHER (I) IS NOT, AND IS NOT ACTING ON BEHALF OF, AND NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY (OR ANY INTEREST THEREIN) CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT; OR (II) THE ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OF THIS SECURITY (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

(ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and provides such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(iii) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

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(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Registrar or the Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be imposed on any Holder by the Company, the Trustee or the Registrar in connection with any registration of transfer or exchange, but the Company may require a Holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees payable in connection therewith (other than any such taxes and fees payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.15, 4.16 and 9.04 of this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium and Additional Amounts, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(v) In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Registrar and the Trustee.

(h) No Obligation of the Trustee or Agents.

(i) Neither the Trustee nor any Agent shall have any responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee and each Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

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(ii) Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer or exchange of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.3 Definitive Notes.

(a) Beneficial interests in a Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary or (iii) the Company, in its sole discretion and subject to the procedures of the Depositary, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture. In addition, any Affiliate of the Company or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Company or Trustee.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of $150,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) of this Appendix A, bear the Restricted Notes Legend.

(c) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

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EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.]

CUSIP [    ]

ISIN [     ]1

[RULE 144A][REGULATION S][IAI][GLOBAL] NOTE

7.375% Senior Notes due 2032

No. [RA- ] [RS- ] [RIAI- ]	[$ ][2]

CIMPRESS PLC

promises to pay to [CEDE & CO.]3 [   ] or registered assigns the principal sum [set forth on the Schedule of Increases and Decreases in the Global Note attached hereto]4 [of $   (   Dollars)]5 on September 15, 2032.

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1

[1]	Rule 144A Note CUSIP: 17186H AH5

Rule 144A Note ISIN: US17186HAH57

Regulation S Note CUSIP: G2143T AD5

Regulation S Note ISIN: USG2143TAD57

IAI Note CUSIP: 17186H AJ1

IAI Note ISIN: US17186HAJ14

[2]	Include in Definitive Notes.
[3]	Include in Global Notes.
[4]	Include in Global Notes.
[5]	Include in Definitive Notes.

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

CIMPRESS PLC

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[Reverse Side of Note]

7.375% Senior Notes due 2032

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Cimpress plc, a public company with limited liability incorporated in Ireland (the “Company”), promises to pay interest on the principal amount of this Note at 7.375% per annum to, but not including, the date of maturity. The Company shall pay interest semi-annually in arrears on March 15 and September 15 of each year or, if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including [September 26, 2024]6; provided that the first Interest Payment Date shall be [March 15, 2025]7. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium and Additional Amounts, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose. At the option of the Company, payment by wire transfer of immediately available funds may be made with respect to principal, premium and Additional Amounts, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank Trust Company, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Restricted Subsidiaries may act in any such capacity.

4. INDENTURE. The Company issued the Notes under a Senior Notes Indenture, dated as of September 26, 2024 (as amended or supplemented from time to time, the “Indenture”), among the Company, the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 7.375% Senior Notes due 2032. The Company shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture and in compliance with the Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the

Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

[6]	Include in Initial Notes and change to applicable date for Additional Notes (if required).
[7]	Include in Initial Notes and change to applicable date for Additional Notes (if required).

5. REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $150,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with an Offer to Purchase, except for the unredeemed portion of any Note being redeemed or repurchased in part.

7. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Notes or the Note Guarantees may be amended or supplemented, and provisions in the Indenture, the Notes or the Note Guarantees may be waived, in each case, as provided in the Indenture.

9. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

11. GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12. CUSIP NUMBERS AND ISINS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers and ISINs to be printed on the Notes, and the Trustee may use CUSIP numbers or ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:

Cimpress plc

c/o Cimpress USA Incorporated

275 Wyman Street

Waltham, Massachusetts 02451

Email: mwalsh@cimpress.com and legal.notices@cimpress.com

Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: __________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐

has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to Rule 144 under the Securities Act; or

(8)	☐	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer Name: Title:

Signature Guarantee*: __________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE, PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE

The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐	the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box below:

[  ] Section 4.15 [  ] Section 4.16

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$_______________	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $150,000)

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*: __________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $__________. The following increases and decreases in the aggregate principal amount of this Global Note have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF

TRANSFEREE LETTER OF REPRESENTATION

Cimpress plc

c/o Cimpress USA Incorporated

275 Wyman Street

Waltham, Massachusetts 02451

Email: mwalsh@cimpress.com and legal.notices@cimpress.com

Attention: General Counsel

U.S. Bank Trust Company, National Association

100 Wall Street, 6th Floor

New York, New York 10005

Email: michelle.mena@usbank.com

Attention: Global Corporate Trust

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[_______] principal amount of the 7.375% Senior Notes due 2032 (the “Notes”) of Cimpress plc (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:______________________

Taxpayer ID Number:____________

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only in accordance with the Restricted Notes Legend (as such term is defined in the indenture under which the Notes were issued) on the Notes and any applicable securities laws of any state of the United States. The foregoing restrictions on resale

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will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) of the Restricted Notes Legend prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes with respect to applicable transfers described in the Restricted Notes Legend to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

TRANSFEREE:           ,

   by:

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EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [__________] [__], 20[__], by and between __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Cimpress plc, a public company with limited liability incorporated in Ireland (the “Company”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Company and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee a Senior Notes Indenture (as modified, amended and/or supplemented, the “Indenture”), dated as of September 26, 2024, providing for the issuance of an unlimited aggregate principal amount of 7.375% Senior Notes due 2032 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01(7) of the Indenture, the Guaranteeing Subsidiary and the Trustee are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be deemed to be an original, but all of them together represent the same agreement.

6. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

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7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the Note Guarantee of the Guaranteeing Subsidiary or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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